EXHIBIT 10.14 CREDIT AGREEMENT AMONG THE COMPANY AND VARIOUS
FINANCIAL INSTITUTIONS.








                                CREDIT AGREEMENT
                                ----------------


                           DATED AS OF MARCH 17, 1998
                           --------------------------


                                      AMONG
                                      -----


                   COMPASS INTERNATIONAL SERVICES CORPORATION,
                   -------------------------------------------

                         VARIOUS FINANCIAL INSTITUTIONS
                         ------------------------------

                                       AND
                                       ---

                                 BANK OF AMERICA
                                 ---------------
                     NATIONAL TRUST AND SAVINGS ASSOCIATION,
                     ---------------------------------------
                             AS ADMINISTRATIVE AGENT
                             -----------------------



                                   ARRANGED BY
                                   -----------

                         BANCAMERICA ROBERTSON STEPHENS
                         ------------------------------

                                                   ||   TABLE OF CONTENTS
                                                   ----------------------

                                                                     PAGE
                                                                     ----


                             ARTICLE I DEFINITIONS
                             ---------------------

           1.1      CERTAIN DEFINED TERMS   1
           ----------------------------------
           1.2      OTHER INTERPRETIVE PROVISIONS    20
           --------------------------------------------
           1.3      ACCOUNTING PRINCIPLES   20
           -----------------------------------

                              ARTICLE II THE CREDITS
                              ----------------------

           2.1      AMOUNTS AND TERMS OF COMMITMENTS 21
           --------------------------------------------
           2.2      LOAN ACCOUNTS   21
           ---------------------------
           2.3      PROCEDURE FOR BORROWING 22
           -----------------------------------
           2.4      CONVERSION AND CONTINUATION ELECTIONS     22
           -----------------------------------------------------
           2.5      TERMINATION OR REDUCTION OF COMMITMENTS   24
           -----------------------------------------------------
           2.6      OPTIONAL PREPAYMENTS    24
           -----------------------------------
           2.7      MANDATORY PREPAYMENTS OF LOANS   24
           --------------------------------------------
           2.8      REPAYMENT       25
           ---------------------------
           2.9      INTEREST        25
           ---------------------------
           2.10     FEES   25
           ------------------
           2.11     COMPUTATION OF FEES AND INTEREST 26
           --------------------------------------------
           2.12     PAYMENTS BY THE COMPANY 26
           -----------------------------------
           2.13     PAYMENTS BY THE LENDERS TO THE ADMINISTRATIVE AGENT   27
           -----------------------------------------------------------------
           2.14     SHARING OF PAYMENTS, ETC.        28
           --------------------------------------------

                        ARTICLE III THE LETTERS OF CREDIT
                        ---------------------------------

           3.1      THE LETTER OF CREDIT SUBFACILITY 28
           --------------------------------------------
           3.2      ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT  29
           -----------------------------------------------------------------
           3.3      RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS      31
           -----------------------------------------------------------------
           3.4      REPAYMENT OF PARTICIPATIONS      33
           --------------------------------------------
           3.5      ROLE OF THE ISSUING LENDER  33
           ---------------------------------------
           3.6      OBLIGATIONS ABSOLUTE        34
           ---------------------------------------
           3.7      CASH COLLATERAL PLEDGE      35
           ---------------------------------------
           3.8      LETTER OF CREDIT FEES       35
           ---------------------------------------
           3.9      UNIFORM CUSTOMS AND PRACTICE     36
           --------------------------------------------

     ARTICLE IV TAXES, YIELD PROTECTION AND ILLEGALITY
     -------------------------------------------------

           4.1      TAXES       36
           -----------------------
           4.2      ILLEGALITY  37
           -----------------------
           4.3      INCREASED COSTS AND REDUCTION OF RETURN   38
           -----------------------------------------------------
           4.4      FUNDING LOSSES  39
           ---------------------------

           4.5      INABILITY TO DETERMINE RATES     40
           --------------------------------------------
           4.6      CERTIFICATES OF LENDERS 40
           -----------------------------------
           4.7      SUBSTITUTION OF LENDERS 40
           -----------------------------------
           4.8      SURVIVAL        41
           ---------------------------

                          ARTICLE V CONDITIONS PRECEDENT
                          ------------------------------

           5.1      CONDITIONS OF INITIAL CREDIT EXTENSIONS   41
           -----------------------------------------------------
           5.2      CONDITIONS TO ALL CREDIT EXTENSIONS       43
           -----------------------------------------------------

                   ARTICLE VI REPRESENTATIONS AND WARRANTIES
                   -----------------------------------------

           6.1      CORPORATE EXISTENCE AND POWER    44
           --------------------------------------------
           6.2      CORPORATE AUTHORIZATION; NO CONTRAVENTION 45
           -----------------------------------------------------
           6.3      GOVERNMENTAL AUTHORIZATION       45
           --------------------------------------------
           6.4      BINDING EFFECT  45
           ---------------------------
           6.5      LITIGATION      45
           ---------------------------
           6.6      NO DEFAULT      46
           ---------------------------
           6.7      ERISA COMPLIANCE        46
           -----------------------------------
           6.8      USE OF PROCEEDS; MARGIN REGULATIONS       47
           -----------------------------------------------------
           6.9      TITLE TO PROPERTIES     47
           -----------------------------------
           6.10     TAXES  47
           ------------------
           6.11     FINANCIAL CONDITION     47
           -----------------------------------
           6.12     REGULATED ENTITIES      48
           -----------------------------------
           6.13     NO BURDENSOME RESTRICTIONS       48
           --------------------------------------------
           6.14     COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC  48
           --------------------------------------------------------------
           6.15     SUBSIDIARIES    48
           ---------------------------
           6.16     INSURANCE       48
           ---------------------------
           6.17     SOLVENCY, ETC   49
           ---------------------------
           6.18     REAL PROPERTY   49
           ---------------------------
           6.19     SWAP OBLIGATIONS         49
           ------------------------------------
           6.20     ENVIRONMENTAL WARRANTIES 49
           ------------------------------------
           6.21     FULL DISCLOSURE 50
           ---------------------------

                        ARTICLE VII AFFIRMATIVE COVENANTS
                        ---------------------------------

           7.1      FINANCIAL STATEMENTS    51
           -----------------------------------
           7.2      CERTIFICATES; OTHER INFORMATION  52
           --------------------------------------------
           7.3      NOTICES         52
           ---------------------------
           7.4      PRESERVATION OF CORPORATE EXISTENCE, ETC. 54
           -----------------------------------------------------
           7.5      MAINTENANCE OF PROPERTY 54
           -----------------------------------
           7.6      INSURANCE       54
           ---------------------------
           7.7      PAYMENT OF OBLIGATIONS  54
           -----------------------------------
           7.8      COMPLIANCE WITH LAWS    55
           -----------------------------------
           7.9      COMPLIANCE WITH ERISA   55
           -----------------------------------
           7.10     INSPECTION OF PROPERTY AND BOOKS AND RECORDS       55
           --------------------------------------------------------------

           7.11     ENVIRONMENTAL COVENANT  55
           -----------------------------------
           7.12     USE OF PROCEEDS 56
           ---------------------------
           7.13     FURTHER ASSURANCES      56
           -----------------------------------

                         ARTICLE VIII NEGATIVE COVENANTS
                         -------------------------------

           8.1      LIMITATION ON LIENS     57
           -----------------------------------
           8.2      DISPOSITION OF ASSETS   59
           -----------------------------------
           8.3      CONSOLIDATIONS AND MERGERS       60
           --------------------------------------------
           8.4      LOANS AND INVESTMENTS   60
           -----------------------------------
           8.5      LIMITATION ON INDEBTEDNESS       62
           --------------------------------------------
           8.6      TRANSACTIONS WITH AFFILIATES     62
           --------------------------------------------
           8.7      USE OF PROCEEDS 63
           ---------------------------
           8.8      CONTINGENT OBLIGATIONS  63
           -----------------------------------
           8.9      CHANGE IN BUSINESS      63
           -----------------------------------
           8.10     LEASE OBLIGATIONS       63
           -----------------------------------
           8.11     MAXIMUM LEVERAGE RATIO  64
           -----------------------------------
           8.12     MINIMUM TANGIBLE NET WORTH       64
           --------------------------------------------
           8.13     MINIMUM FIXED CHARGE COVERAGE RATIO    64
           --------------------------------------------------
           8.14     MINIMUM CONSOLIDATED NET INCOME  64
           --------------------------------------------
           8.15     CAPITAL EXPENDITURES    64
           -----------------------------------
           8.16     MAXIMUM CUSTOMER CONCENTRATION   64
           --------------------------------------------
           8.17     RESTRICTED PAYMENTS     64
           -----------------------------------
           8.18     ERISA  65
           ------------------
           8.19     LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS     65
           --------------------------------------------------------------
           8.20     INCONSISTENT AGREEMENTS 65
           -----------------------------------
           8.21     WORKING CAPITAL LOANS   65
           -----------------------------------

                           ARTICLE IX EVENTS OF DEFAULT
                           ----------------------------

           9.1      EVENT OF DEFAULT        65
           -----------------------------------
           9.2      REMEDIES        68
           ---------------------------
           9.3      RIGHTS NOT EXCLUSIVE    68
           -----------------------------------

                           ARTICLE X THE ADMINISTRATIVE AGENT
                           ----------------------------------

           10.1     APPOINTMENT AND AUTHORIZATION    69
           --------------------------------------------
           10.2     DELEGATION OF DUTIES    69
           -----------------------------------
           10.3     LIABILITY OF ADMINISTRATIVE AGENT         69
           -----------------------------------------------------
           10.4     RELIANCE BY ADMINISTRATIVE AGENT 70
           --------------------------------------------
           10.5     NOTICE OF DEFAULT       70
           -----------------------------------
           10.6     CREDIT DECISION 71
           ---------------------------
           10.7     INDEMNIFICATION 71
           ---------------------------
           10.8     ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY        72
           --------------------------------------------------------------
           10.9     SUCCESSOR ADMINISTRATIVE AGENT   72
           --------------------------------------------
           10.10    WITHHOLDING TAX 73
           ---------------------------

           10.11    COLLATERAL, GUARANTY MATTERS     74
           --------------------------------------------

                            ARTICLE XI MISCELLANEOUS
                            ------------------------

           11.1     AMENDMENTS AND WAIVERS  75
           -----------------------------------
           11.2     NOTICES         76
           ---------------------------
           11.3     NO WAIVER; CUMULATIVE REMEDIES   77
           --------------------------------------------
           11.4     COSTS AND EXPENSES      77
           -----------------------------------
           11.5     COMPANY INDEMNIFICATION 78
           -----------------------------------
           11.6     PAYMENTS SET ASIDE      78
           -----------------------------------
           11.7     SUCCESSORS AND ASSIGNS  79
           -----------------------------------
           11.8     ASSIGNMENTS, PARTICIPATIONS, ETC 79
           --------------------------------------------
           11.9     CONFIDENTIALITY 80
           ---------------------------
           11.10    SET-OFF         81
           ---------------------------
           11.11    AUTOMATIC DEBITS OF FEES 81
           ------------------------------------
           11.12    NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC    82
           --------------------------------------------------------------
           11.13    COUNTERPARTS    82
           ---------------------------
           11.14    SEVERABILITY    82
           ---------------------------
           11.15    NO THIRD PARTIES BENEFITED       82
           --------------------------------------------
           11.16    GOVERNING LAW AND JURISDICTION   82
           --------------------------------------------
           11.17    WAIVER OF JURY TRIAL    83
           -----------------------------------
           11.18    ENTIRE AGREEMENT        83
           -----------------------------------

         SCHEDULES
         ---------

         SCHEDULE 1.1          PRICING SCHEDULE
         --------------------------------------
         SCHEDULE 2.1          COMMITMENTS AND PERCENTAGES
         -------------------------------------------------
         SCHEDULE 5.1          INDEBTEDNESS TO BE REPAID
         -----------------------------------------------
         SCHEDULE 6.5          LITIGATION
         --------------------------------
         SCHEDULE 6.11         PERMITTED LIABILITIES
         -------------------------------------------
         SCHEDULE 6.15         SUBSIDIARIES
         ----------------------------------
         SCHEDULE 6.16         INSURANCE MATTERS
         ---------------------------------------
         SCHEDULE 6.18         REAL PROPERTY
         -----------------------------------
         SCHEDULE 6.20         ENVIRONMENTAL MATTERS
         -------------------------------------------
         SCHEDULE 8.1          LIENS
         ---------------------------
         SCHEDULE 8.4          PERMITTED INVESTMENTS
         -------------------------------------------
         SCHEDULE 8.8          CONTINGENT OBLIGATIONS
         --------------------------------------------
         SCHEDULE 11.2 OFFSHORE AND DOMESTIC LENDING OFFICES; ADDRESSES FOR NOTICES
         ----------------------------------------------------------------------

         EXHIBITS
         --------

         EXHIBIT A             FORM OF NOTICE OF BORROWING
         -------------------------------------------------
         EXHIBIT B             FORM OF NOTICE OF CONVERSION/CONTINUATION
         ---------------------------------------------------------------
         EXHIBIT C             FORM OF COMPLIANCE CERTIFICATE
         ----------------------------------------------------
         EXHIBIT D             FORM OF PROMISSORY NOTE
         ---------------------------------------------
         EXHIBIT E             FORM OF SECURITY AGREEMENT
         ------------------------------------------------
         EXHIBIT F             FORM OF GUARANTY
         --------------------------------------
         EXHIBIT G             FORM OF COMPANY PLEDGE AGREEMENT
         ------------------------------------------------------
         EXHIBIT H             FORM OF SUBSIDIARY PLEDGE AGREEMENT
         ---------------------------------------------------------
         EXHIBIT I             FORM OF OPINION OF COUNSEL TO THE COMPANY
         ---------------------------------------------------------------
         EXHIBIT J             FORM OF SOLVENCY CERTIFICATE
         --------------------------------------------------
         EXHIBIT K             FORM OF ASSIGNMENT AND ACCEPTANCE
         -------------------------------------------------------
         EXHIBIT L             FORM OF LENDER CERTIFICATE
         ------------------------------------------------

                                CREDIT AGREEMENT
                                ----------------


         THIS CREDIT AGREEMENT DATED AS OF MARCH 17, 1998 IS AMONG COMPASS INTERNATIONAL SERVICES CORPORATION (THE "COMPANY"), VARIOUS FINANCIAL INSTITUTIONS AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS ADMINISTRATIVE AGENT FOR THE LENDERS.

         IN CONSIDERATION OF THE PREMISES AND THE MUTUAL AGREEMENTS HEREIN CONTAINED, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS
FOLLOWS:


                                   I. ARTICLE
                                   ----------

                                   DEFINITIONS
                                   -----------

1.1      CERTAIN DEFINED TERMS. The following terms have the following meanings:

                    ACQUISITION means any transaction or series of related transactions for the purpose of, or resulting directly or indirectly in, (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or a Subsidiary is the surviving entity.

                    ADMINISTRATIVE AGENT means BofA in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent arising under SECTION 10.9.

                    AFFILIATE means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or membership interests, by contract, or otherwise. Without limiting the foregoing, any Person which is an executive officer, director or shareholder of more than 5% of the outstanding capital stock of the Company, or a member of the immediate family of any such executive officer, director or shareholder of more than 5% of the outstanding capital stock of the Company, shall be deemed to be an Affiliate of the Company.

                    AGENT-RELATED PERSONS means BofA and any successor administrative agent arising under SECTION 10.9, together with its Affiliates (including the

         Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                    AGENT'S PAYMENT OFFICE means the address for payments set forth on SCHEDULE 11.2 in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

                    AGREEMENT means this Credit Agreement.

                    APPLICABLE MARGIN means at any time, with respect to Base Rate Loans and Offshore Rate Loans, the rate per annum determined in accordance with Schedule 1.1 for the applicable Type of Loan.

                    ARRANGER means BancAmerica Robertson Stephens, a Delaware corporation.

                    ASSIGNEE - see SUBSECTION 11.8(a).

                    ASSIGNMENT AND ACCEPTANCE - see SUBSECTION 11.8(a).

                    ATTORNEY COSTS means and includes all reasonable and documented fees and disbursements of any law firm or other external counsel and, without duplication of effort, the allocated cost of internal legal services and all disbursements of internal counsel.

                    BANKRUPTCY CODE means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.).

                    BASE RATE means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                    BASE RATE LOAN means a Loan that bears interest based on the Base Rate.

                    BOFA means Bank of America National Trust and Savings Association, a national banking association.

                    BORROWING means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Lenders and, in the case of Offshore Rate Loans, having the same Interest Period, in each case pursuant to ARTICLE II.

                    BORROWING AVAILABILITY AMOUNT means the product of (i) EBITDA for the period of four consecutive fiscal quarters ending on the later of (a) December 31, 1997 or (b) the most recent date for which the Company has delivered financial statements pursuant to SECTION 7.1 multiplied by (ii) 2.

                    BORROWING DATE means any date on which a Borrowing occurs under SECTION 2.3.

                    BUSINESS DAY means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore Dollar interbank market.

                    CAPITAL ADEQUACY REGULATION means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case regarding capital adequacy of any bank or of any Person controlling a bank.

                    CASH COLLATERALIZE means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Lenders, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings. The Company hereby grants the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at BofA.

                    CASH EQUIVALENT INVESTMENTS shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America and having maturities of not more than one year from the date of acquisition; (ii) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least AA or the equivalent thereof by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P") or Aa the equivalent thereof by Moody's Investors Service, Inc. ("MOODY'S") and having maturities of not more than one year from the date of acquisition; (iii) time deposits, certificates of deposit and bankers' acceptances of (x) any Lender or (y) any commercial bank that is a member of the Federal Reserve System, has capital and surplus in excess of $250,000,000 and has a short-term commercial paper rating (at the time of acquisition of such security) of A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's (any such bank, an "APPROVED BANK"), in each case with maturities of not more than six months from the date of acquisition; (iv) commercial paper and variable or fixed rate notes issued by any Lender or Approved Bank; (v) repurchase agreements with any Lender or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalent Investments; PROVIDED that the terms of such repurchase agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; (vi) investments in money market funds that invest primarily in Cash Equivalent Investments described in CLAUSES (i) through (v); or (vii) investments in short-term asset management accounts offered by any Bank for the purpose of investing in loans to any corporation (other than an Affiliate of the Company) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's.

                    CAPITAL EXPENDITURES means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

                    CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

                    CHANGE OF CONTROL means the occurrence of any of the following events: (i) a majority of the Board of Directors of the Company shall not be Continuing Directors; or (ii) any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange
         Act), excluding the Specified Owners, shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding shares of common stock of the Company.

                    CODE means the Internal Revenue Code of 1986.

                    COLLATERAL DOCUMENT means the Security Agreement, each Pledge Agreement and any other document pursuant to which collateral securing the liabilities of the Company or any Guarantor under any Loan Document is granted or pledged to the Administrative Agent for the benefit of itself and the Lenders.

                    COLLATERALIZATION DATE means (a) initially, the earlier of
         (i) the date on which the Company's Leverage Ratio first exceeds 1.50 to 1 or (ii) the fifteenth day following the occurrence of any Event of Default which has not either been cured or waived in writing by the Administrative Agent and all of the Lenders; and (b) if one or more Collateralization Dates have occurred and the collateral has been subsequently released pursuant to CLAUSE (e) of SECTION 7.13, the earlier of (i) the first date after such release on which the Company's Leverage Ratio exceeds 1.50 to 1 or (ii) the fifteenth day following the occurrence of any Event of Default which arises after such release and which has not either been cured or waived in writing by the Administrative Agent and all of the Lenders.

                    COMMITMENT means, as to any Lender, the commitment of such Lender to make Loans pursuant to SUBSECTION 2.1. The initial amount of each Lender's Commitment is set forth across from such Lender's name on
         SCHEDULE 2.1.

                    COMMITMENT AMOUNT means $35,000,000, as reduced from time to time in accordance with the terms hereof.

                    COMMITMENT FEE RATE means at any time the rate per annum determined pursuant to SCHEDULE 1.1.

                    COMPANY - see the PREAMBLE.

                    COMPANY PLEDGE AGREEMENT means the Company Pledge Agreement substantially in the form of EXHIBIT G.

                    COMPLIANCE CERTIFICATE means a certificate substantially in the form of EXHIBIT C.

                    COMPUTATION PERIOD means any period of four consecutive fiscal quarters ending on the last day of a fiscal quarter.

                    CONSOLIDATED NET INCOME means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period; PROVIDED that the net income of any Subsidiary shall be excluded from Consolidated Net Income to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary from such income is not at the time permitted by the terms of its charter or by-laws or any judgment, decree, order, law, statute, rule, regulation, agreement, indenture or other instrument which is binding on such Subsidiary.

                    CONTINGENT LIABILITIES means, at any time, the maximum estimated amount of liabilities reasonably likely to result at such time from pending litigation, asserted and unasserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of each of the Company and of each

         Guarantor after giving effect to the transactions contemplated by this Agreement (including all fees and expenses related thereto).

                    CONTINGENT OBLIGATION means, as to any Person, any direct or indirect liability of such Person, whether or not contingent, with or without recourse: (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligation") of another Person (the "primary obligor"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor, (ii) to advance or provide funds for the payment or discharge of any primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof (each, a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, (1) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof and (2) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

                    CONTINUING DIRECTOR means (A) any individual who was a member of the Company's Board of Directors on the Effective Date and
         (B) any individual who becomes a member of the Company's Board of Directors whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the Continuing Directors on the date of such nomination.

                    CONTRACTUAL OBLIGATION means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                    CONVERSION/CONTINUATION DATE means any date on which, under
         SECTION 2.4, the Company (a) converts Loans of one Type to the other Type or (b) continues as Offshore Rate Loans, but with a new Interest Period, Offshore Rate Loans having Interest Periods expiring on such date.

                    CREDIT EXTENSION means and includes (a) the making of any Loan hereunder and (b) the Issuance of any Letter of Credit hereunder.

                    DOLLARS and $ mean lawful money of the United States.

                    DORMANT SUBSIDIARY means, each of Telephone Communication Services, Inc. and APS Express, Inc.; PROVIDED that each such Subsidiary shall cease to be a Dormant Subsidiary if (i) the Company or any of its other Subsidiaries provides any credit support thereto or is liable in any respect for the liabilities thereof; (ii) such Subsidiary at any time has assets with a fair market value in the aggregate of $100,000 or more; or (iii) such Subsidiary becomes active in any business.

                    EBITDA means, for any period, Consolidated Net Income for such period excluding, to the extent reflected in determining such Consolidated Net Income, extraordinary gains for such period, PLUS to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period, PLUS (i) for the fiscal quarter ending March 31, 1998, $3,883,000, (ii) for the fiscal quarter ending June 30, 1998, $2,606,000, (iii) for the fiscal quarter ending September 30, 1998, $1,566,000 and (iv) for the fiscal quarter ending December 31, 1998, $603,000. For purposes of calculating the Leverage Ratio and the Borrowing Availability Amount, EBITDA shall be calculated for the relevant period on a PRO FORMA basis (as certified by the Company to the Administrative Agent) assuming that all Acquisitions made, and all divestitures completed, during such period had been made on the first day of such period (but without adjustment for expected cost savings or other synergies). For purposes of calculating EBITDA for any period of 12 months ending prior to March 1, 1999, EBITDA for any portion of such period prior to March 1, 1998 shall be calculated on a PRO FORMA basis (as certified by the Company to the Administrative Agent) assuming that the Founding Companies had been acquired on the first day of such period (but without adjustment for expected cost savings or other synergies).

                    EFFECTIVE AMOUNT means, with respect to any outstanding L/C Obligations on any date, (i) the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and (ii) any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letter of Credit or any reduction in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                    EFFECTIVE DATE means the date on which all conditions precedent set forth in SECTIONS 5.1 and 5.2 are satisfied or waived by all Lenders in their sole discretion (or, in the case of SUBSECTION 5.1(e), waived by the Person entitled to receive the applicable payment).

                    ELIGIBLE ASSIGNEE means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $500,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, provided that such bank is acting through a branch or agency located in the United States, which branch or agency provides to the Administrative Agent and the Company the items described in SECTION 10.10; (iii)(x) a Lender, (y) an Affiliate of a Lender that is a Person of the type specified in CLAUSE
         (i), (ii) or (iv) of this definition or (z) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Lender, (B) a Subsidiary of a Person of which a Lender is a Subsidiary or (C) a Person of which a Lender is a Subsidiary; and
         (iv) a mutual fund, commercial finance company or similar financial institution having a net worth of at least $250,000,000.

                    ENVIRONMENTAL CLAIMS means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability under any Environmental Law or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                    ENVIRONMENTAL LAWS means CERCLA, RCRA and all other federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes relating to pollution or protection of public or employee health or the environment, together with all administrative orders, consent decrees, licenses, authorizations and permits of any Governmental Authority implementing them.

                    ERISA means the Employee Retirement Income Security Act of 1974.

                    ERISA AFFILIATE means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                    ERISA EVENT means: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a substantial cessation of operations which is treated as such a withdrawal; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
         Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                    EVENT OF DEFAULT means any of the events or circumstances specified in SECTION 9.1.

                    EXCHANGE ACT means the Securities Exchange Act of 1934.

                    EXCLUDED ASSETS has the meaning assigned thereto in the Security Agreement.

                    EXCLUDED TAXES - see the definition of "Taxes."

                    FAIR VALUE means, at any time, the amount at which the assets, in their entirety, of each of the Company and of each Guarantor would likely change hands at such time as part of a going concern and for continued use as part of a going concern between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

                    FEDERAL FUNDS RATE means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

                    FEE LETTER - see SUBSECTION 2.10(a).

                    FIXED CHARGE COVERAGE RATIO means, as of the last day of any fiscal quarter, the ratio of (i) the sum of EBITDA for the Computation Period most recently ended on or before such date for which financial statements have been delivered pursuant to SECTION 7.1 PLUS Rentals of the Company and its Subsidiaries for such Computation Period TO (ii) the sum (without duplication) of (a) Interest Expense for such Computation Period, PLUS (b) Rentals of the Company and its Subsidiaries for such Computation Period, PLUS (c) payments on capital leases made by the Company and its Subsidiaries for such Computation Period.

                    FOUNDING COMPANIES means The Mail Box, Inc., National Credit Management Corporation, B.R.M.C. of Delaware, Inc., Mid-Continent Agencies, Inc. and Impact Telemarketing Group, Inc.

                    FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                    FUNDED DEBT means all Indebtedness of the Company and its Subsidiaries as determined in accordance with GAAP.

                    FURTHER TAXES means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts paid or payable pursuant to SECTION 4.1.

                    GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                    GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                    GUARANTOR means each Subsidiary that executes the Guaranty on the Effective Date and each other Person which from time to time executes and delivers a counterpart of the Guaranty.

                    GUARANTY means a Guaranty substantially in the form of EXHIBIT F.

                    GUARANTY OBLIGATION has the meaning specified in the definition of Contingent Obligation.

                    HAZARDOUS MATERIAL means

                           (a) any "hazardous substance", as defined by CERCLA;

                           (b) any "hazardous waste", as defined by RCRA;

                           (c) any petroleum product; or

                           (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law.

                    HONOR DATE - see SUBSECTION 3.3(b).

                    INDEBTEDNESS of any Person means, without duplication: (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into and accrued expenses arising in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to capital leases; (g) all indebtedness referred to in CLAUSES (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in CLAUSES (a) through
         (g) above.

                    INDEMNIFIED LIABILITIES - see SECTION 11.5.

                    INDEMNIFIED PERSON - see SECTION 11.5.

                    INDEPENDENT AUDITOR - see SUBSECTION 7.1(a).

                    INSOLVENCY PROCEEDING means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of such creditors, in each case undertaken under any U.S. Federal, State or foreign law, including the Bankruptcy Code.

                    INTEREST EXPENSE means for any period the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on capital leases).

                    INTEREST PAYMENT DATE means (i) as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, in the case of any Offshore Rate Loan with a six-month Interest Period, the three-month anniversary of the first day of such Interest Period, and (ii) as to any Base Rate Loan, the last Business Day of each calendar quarter.

                    INTEREST PERIOD means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; PROVIDED that:

                               (i) if any Interest Period would otherwise end on
                    a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                               (ii) any Interest Period that begins on a day for
                    which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                               (iii) no Interest Period for any Loan shall
                    extend beyond the Termination Date.

                    IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                    ISSUANCE DATE - see SUBSECTION 3.1(a).

                    ISSUE means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "ISSUED," "ISSUING" and "ISSUANCE" have corresponding meanings.

                    ISSUING LENDER means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under SUBSECTION 10.1(b) or SECTION 10.9.

                    L/C ADVANCE means each Lender's participation in any L/C Borrowing in accordance with its Percentage.

                    L/C AMENDMENT APPLICATION means an application form for amendment of an outstanding standby letter of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

                    L/C APPLICATION means an application form for issuances of a standby letter of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

                    L/C BORROWING means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Loans under SUBSECTION 3.3(c).

                    L/C COMMITMENT means the commitment of the Issuing Lender to Issue, and the commitments of the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under ARTICLE III, in an aggregate amount not to exceed on any date the lesser of $1,000,000 and the Commitment Amount; IT BEING UNDERSTOOD that the L/C Commitment is a part of the Commitments, rather than a separate, independent commitment.

                    L/C FEE RATE means, at any time for any Letter of Credit, the rate per annum determined pursuant to SCHEDULE 1.1; PROVIDED that such rate shall be increased by 2% at any time an Event of Default exists.

                    L/C OBLIGATIONS means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, PLUS (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                    L/C-RELATED DOCUMENTS means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Lender's standard form documents for letter of credit issuances.

                    LENDERS means the several financial institutions from time to time party to this Agreement. References to the "Lenders" shall include BofA in its capacity as the Issuing Lender; for purposes of clarification only, to the extent that the Issuing Lender may have any rights or obligations in addition to those of the other Lenders due to its status as Issuing Lender, its status as such will be specifically referenced.

                    LENDING OFFICE means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on
         SCHEDULE 11.2, or such other office or offices as such Lender may from time to time specify to the Company and the Administrative Agent.

                    LETTER OF CREDIT means any standby letter of credit Issued by the Issuing Lender pursuant to ARTICLE III.

                    LEVERAGE RATIO means at, as of any date, the ratio of (i) the aggregate outstanding principal amount of all Funded Debt as of such date TO (ii) EBITDA for the Computation Period most recently ended on or before such date for which financial statements have been delivered pursuant to SECTION 7.1.

                    LIEN means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

                    LOAN - see SUBSECTION 2.1.

                    LOAN DOCUMENTS means this Agreement, any Notes, the Fee Letter, the L/C-Related Documents, the Guaranty, the Collateral Documents and all other documents delivered to the Administrative Agent or any Lender in connection herewith.

                    MARGIN STOCK means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                    MATERIAL ADVERSE EFFECT means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company and the Guarantors taken as a whole to perform any of their obligations under the Loan Documents; or
         (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Guarantor of any Loan Document.

                    MULTIEMPLOYER PLAN means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, with respect to which the Company or any ERISA Affiliate may have any liability.

                    NOTE means a promissory note executed by the Company in favor of a Lender pursuant to SUBSECTION 2.2(b), in substantially the form of EXHIBIT D.

                    NOTICE OF BORROWING means a notice in substantially the form of EXHIBIT A.

                    NOTICE OF CONVERSION/CONTINUATION means a notice in substantially the form of EXHIBIT B.

                    OBLIGATIONS means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Lender, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising.

                    OFFSHORE RATE means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward, if necessary, to the next 1/16th of 1%) determined by the Administrative Agent as follows:

         Offshore Rate =                                  IBOR
                                           --------------------
                                    1.00 - Eurodollar Reserve Percentage

         Where,

                    "EURODOLLAR RESERVE PERCENTAGE" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                    "IBOR" means the rate of interest per annum determined by the Administrative Agent as the rate at which Dollar deposits in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore Dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

                    The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                    OFFSHORE RATE LOAN means a Loan that bears interest based on the Offshore Rate.

                    OPERATING LEASE of a Person means any lease of Property (other than a capitalized lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

                    ORGANIZATION DOCUMENTS means, as applicable, (a) relative to any domestic Person, its certificate or articles of incorporation or other certificate of formation, its bylaws, its partnership agreement, its operating agreement, any shareholder agreements, voting trusts and similar agreements applicable to any of its authorized shares of capital stock or other equity interests and all applicable resolutions of the board of directors or other management body (or any committee thereof) of such Person and (b) relative to any foreign Person, the equivalent documents.

                    OTHER TAXES means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

                    OUTSTANDINGS means, at any time, the sum of the principal amount of all outstanding Loans plus the Effective Amount of all L/C Obligations.

                    PARTICIPANT - see SUBSECTION 11.8(c).

                    PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                    PENSION PLAN means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA with respect to which the Company or any ERISA Affiliate may have any liability.

                    PERCENTAGE means, as to any Lender, the percentage which (a) the amount of such Lender's Commitment is of (b) the aggregate amount of all of the Lenders' Commitments (or, if the Commitments have terminated, which the sum of such Lender's Loans plus such Lender's participation interest in L/C Obligations is of the aggregate amount of all Loans and L/C Obligations). The initial Percentage for each Lender is set forth across from such Lender's name on SCHEDULE 2.1.

                    PERMITTED LIENS - see SECTION 8.1.

                    PERMITTED SWAP OBLIGATIONS means all obligations (contingent or otherwise) of the Company existing or arising under Swap Contracts, PROVIDED that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by the Company in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by the Company, or changes in the value of securities issued by the Company in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

                    PERSON means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                    PLAN means an employee benefit plan (as defined in Section 3(3) of ERISA) with respect to which the Company may have any liability.

                    PLEDGE AGREEMENT means the Company Pledge Agreement and each Subsidiary Pledge Agreement.

                    PRESENT FAIR SALEABLE VALUE means, at any time, the amount that could be obtained at such time by an independent willing seller from an independent willing buyer if the assets of each of the Company and/or any Guarantor are sold with reasonable promptness in an arm's-length transaction under present conditions for the sale of comparable assets.

                    PROPERTY of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

                    PROSPECTUS means the prospectus dated as of February 6, 1998 filed by the Company with the SEC.

                    PUBLIC OFFERING means the initial public offering of the Company's common stock as described in the Prospectus.

                    RCRA means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, ET SEQ.

                    RELEASE means a "release", as such term is defined in CERCLA.

                    RENTALS of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

                    REPLACEMENT LENDER - see SECTION 4.7.

                    REPORTABLE EVENT means any of the events set forth in
         Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC or administrative pronouncements.

                    REQUIRED LENDERS means, at any time, Lenders having an aggregate Percentage of 66 % or more.

                    REQUIREMENT OF LAW means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                    RESPONSIBLE OFFICER means the chief executive officer, the president, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                    SEC means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                    SECURITY AGREEMENT means a Security Agreement substantially in the form of EXHIBIT E.

                    SPECIFIED OWNERS means each of BGL Capital Partners, Michael Cunningham, Leeds Hackett, Mary Maloney, Kenneth Murphy and Les Kirshbaum.

                    STATED LIABILITIES means, at any time, the recorded liabilities (including Contingent Liabilities that would be recorded in accordance with GAAP) of each of the Company and of each Guarantor at such time after giving effect to the transactions contemplated under this Agreement, determined in accordance with GAAP consistently applied, together with the amount, without duplication, of all Loans and Contingent Liabilities.

                    SUBORDINATED DEBT means unsecured Indebtedness of the Company for money borrowed which is subject to, and is only entitled to the benefits of, terms and provisions (including maturity, amortization, acceleration, interest rate, sinking fund, covenant, default and subordination provisions) satisfactory in form and substance to the Required Lenders, in each case as evidenced by their written approval thereof (which may be granted or withheld in their sole discretion).

                    SUBSIDIARY of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                    SUBSIDIARY PLEDGE AGREEMENT means any agreement substantially in the form of Exhibit H pursuant to which any Subsidiary pledges to the Administrative Agent shares of stock owned by it or Indebtedness owing to it.

                    SURETY INSTRUMENTS means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments.

                    SWAP CONTRACT means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and any master agreement relating to or governing any or all of the foregoing.

                    TANGIBLE NET WORTH means the Company's consolidated stockholders' equity minus the aggregate amount of any intangible assets of the Company and its Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

                    TAXES means any and all present or future taxes, levies, assessments, imposts, duties, deductions, charges or withholdings, fees or similar charges and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes, branch profit taxes or franchise taxes) as are imposed on or measured by such Lender's or the Administrative Agent's, as the case may be, net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized, maintains a lending office or conducts business (collectively, "EXCLUDED TAXES").

                    TERMINATION DATE means the earlier to occur of (a) March 17, 2001; and (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

                    TYPE of Loan means the characterization of a Loan as a Base Rate Loan or an Offshore Rate Loan.

                    UNFUNDED PENSION LIABILITY means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of such Pension Plan's assets, determined in accordance with the assumptions used for funding such Pension Plan pursuant to
         Section 412 of the Code for the applicable plan year.

                    UNITED STATES and U.S. each means the United States of America.

                    UNMATURED EVENT OF DEFAULT means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.
                    WHOLLY-OWNED SUBSIDIARY means any corporation in which (other than director's qualifying shares or due to native ownership requirements) 100% of the capital stock of each class is owned beneficially and of record by the Company or by one or more other Wholly-Owned Subsidiaries.

1.2 OTHER INTERPRETIVE PROVISIONS.(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) SUBSECTION, SECTION, SCHEDULE and EXHIBIT references are to this Agreement unless otherwise specified.

(c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

        (ii) The term "including" is not limiting and means "including without limitation."

       (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

(d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

1.3             ACCOUNTING PRINCIPLES

         (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; PROVIDED that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in ARTICLE VIII or any corresponding definition to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend ARTICLE VIII or any corresponding definition for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

         (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                   I.  ARTICLE

                                   THE CREDITS

   2.1 AMOUNTS AND TERMS OF COMMITMENTS Each Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "LOAN") from time to time on any Business Day during the period from the Effective Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding such Lender's Percentage of the Commitment Amount; PROVIDED that, after giving effect to any Borrowing of Loans, the Outstandings shall not exceed the lesser of (i) the Commitment Amount or (ii) the Borrowing Availability Amount. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this SUBSECTION 2.1, prepay under SECTION 2.7 or 2.8 and reborrow under this SUBSECTION 2.1.

2.2 LOAN ACCOUNTS The Loans made by each Lender and the Letters of Credit Issued by the Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or the Issuing Lender, as the case may be, in the ordinary course of business. The accounts or records maintained by the Administrative Agent, the Issuing Lender and each Lender shall be conclusive (absent manifest error) as to the amount of the Loans made by the Lenders to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to any Loan or any Letter of Credit.

(b) Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error; PROVIDED, HOWEVER, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any Note to such Lender.

2.3 PROCEDURE FOR BORROWING. Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent
(i) prior to 11:00 a.m. (Chicago time) two Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans and (ii) prior to 11:00 a.m. (Chicago time) on the requested Borrowing Date, in the case of Base Rate Loans), specifying:

(a) the amount of the Borrowing, which shall be in an amount not less than $500,000 or a higher integral multiple of $100,000; PROVIDED HOWEVER, if such requested Borrowing is to be a Base Rate Loan and the Borrowing Availability Amount is less than $500,000 on the requested Borrowing Date, the amount of such Borrowing may be in an amount equal to the Borrowing Availability Amount on such date;

(b) the requested Borrowing Date, which shall be a Business Day;

(c) the Type of Loans comprising the Borrowing; and

(d) in the case of Offshore Rate Loans, the duration of the Interest Period applicable to such Borrowing.

(b) The Administrative Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's share of the related Borrowing.

(c) Each Lender will make the amount of its share of each Borrowing available to the Administrative Agent for the account of the Company at the Agent's Payment Office by 1:00 p.m. (Chicago time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all Loans will then be made available to the Company by the Administrative Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

(d) After giving effect to any Borrowing, there may not be more than six different Interest Periods in effect.

2.4 CONVERSION AND CONTINUATION ELECTIONS. The Company may, upon irrevocable written notice to the Administrative Agent in accordance with SUBSECTION 2.4(b):

(i) elect to convert, on any Business Day, any Base Rate Loans (in an aggregate amount of $500,000 or a higher integral multiple of $100,000) into Offshore Rate Loans;

(ii) elect to convert, on the last day of the applicable Interest Period, any Offshore Rate Loans (or any part thereof in an aggregate amount of $500,000 or a higher integral multiple of $100,000) into Base Rate Loans; or

(iii) elect to continue, as of the last day of the applicable Interest Period, any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount of $500,000 or a higher integral multiple of $100,000);

PROVIDED that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing shall have been reduced, by payment, prepayment or conversion of part thereof, to be less than $500,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans.

(b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than (i) 11:00 a.m. (Chicago time) at least two Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans and
(ii) not later than 11:00 a.m. (Chicago time) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

(A) the proposed Conversion/Continuation Date;

(B) the aggregate principal amount of Loans to be converted or continued;

(C) the Type of Loans resulting from the proposed conversion or continuation;
and

(D) in the case of conversions into Offshore Rate Loans, the duration of the requested Interest Period.

(c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

(d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the Percentages of the Lenders.

(e) Unless the Required Lenders otherwise agree, during the existence of an Event of Default or Unmatured Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

(f) After giving effect to any conversion or continuation of Loans, there may not be more than six different Interest Periods in effect.

2.5 TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon not less than five Business Days' prior written notice to the Administrative Agent, permanently reduce the Commitment Amount to an amount which is not less than the Outstandings. Any such reduction shall be in an aggregate amount of $500,000 or an integral multiple thereof. The Company may at any time on like notice terminate the Commitments upon payment in full of all Loans and Cash Collateralization in full of all L/C Obligations. Once reduced in accordance with this Section, the Commitment Amount may not be increased without the consent of all Lenders. Any reduction of the Commitments shall be applied to the Commitment of each Lender according to its Percentage. All accrued commitment fees to, but not including, the effective date of any reduction or termination of the Commitments shall be paid on the effective date of such reduction or termination.

2.6 OPTIONAL PAYMENTS. (a) Subject to SECTION 4.4, the Company may, from time to time, upon irrevocable written notice to the Administrative Agent (which notice must be received by 11:00 a.m. (Chicago time) on the requested Business Day of prepayment in the case of Base Rate Loans and 11:00 a.m. (Chicago time) two Business Days prior to the date of prepayment in the case of Offshore Rate Loans), prepay any Borrowing of Loans in whole or in part, without premium or penalty, in an aggregate amount of $500,000 or a higher integral multiple of $100,000.

(b) Each notice of prepayment shall specify the date and amount of such prepayment and the Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of any such notice and of such Lender's share of such prepayment. If any such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts required pursuant to SECTION 4.4.

2.7 MANDATORY PREPAYMENTS OF LOANS. Subject to SECTION 4.4, if at any time the Outstandings exceed the Borrowing Availability Amount, the Company will make an immediate prepayment of Loans in an amount equal to 100% of such excess (rounded upward, if necessary, to an integral multiple of $100,000).

2.8    REPAYMENT

       The Company shall pay to the Administrative Agent, for the account of the Lenders, on the Termination Date the aggregate principal amount of all Loans outstanding on such date.

2.9 INTEREST. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate or the Offshore Rate, as the case may be (and subject to the Company's right to convert to the other Type of Loans under SECTION 2.4), PLUS the Applicable Margin.

(b) Interest on each Loan shall be paid in arrears on each Interest Payment Date therefor. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans under SECTION 2.6 or 2.7 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof.

(c) Notwithstanding SUBSECTION (a) of this Section, during the existence of any Event of Default, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and, to the extent permitted by applicable law, on any other amount payable hereunder or under any other Loan Document, at a rate per annum equal to the rate otherwise applicable thereto pursuant to the terms hereof or such other Loan Document (or, if no such rate is specified, the Base Rate) PLUS 2%. All such interest shall be payable on demand.

(d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

2.10   FEES. In addition to certain fees described in SECTION 3.8:

(a) ARRANGER AND AGENCY FEES. The Company shall pay arrangement fees to the Arranger for the Arranger's own account and agency fees to the Administrative Agent for the Administrative Agent's own account, in each case as required by the letter agreement (the "FEE LETTER") among the Company, the Arranger and the Administrative Agent dated as of January 5, 1998.

(b) COMMITMENT FEES. The Company shall pay to the Administrative Agent for the account of each Lender a commitment fee calculated at a rate per annum equal to the Commitment Fee Rate on the average daily unused portion of such Lender's Percentage of the Commitment Amount, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent. For purposes of calculating utilization under this subsection, the Commitment Amount shall be deemed used to the extent of the principal amount of all Loans then outstanding PLUS the Effective Amount of all L/C Obligations then outstanding. Such commitment fee shall accrue from the date of the execution and delivery of this Agreement by all parties hereto to the Termination Date (or, if later, the date on which the Commitment Amount is reduced to zero) and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, with the final payment to be made on the Termination Date. The commitment fees provided in this subsection shall accrue based on the Commitment Amount at all times on and after April 23, 1998, including at any time during which one or more conditions in ARTICLE V are not met and at any time that the Borrowing Availability Amount is less than the Commitment Amount.

2.11 COMPUTATION OF FEES AND INTEREST. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate.

2.12 PAYMENTS BY THE COMPANY. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Lenders at the Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. (Chicago time) on the date specified herein. Except as expressly otherwise provided herein, the Administrative Agent will promptly distribute, in like funds as received, to each Lender its Percentage (or other applicable portion) of such payment. Any payment received by the Administrative Agent later than 1:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day (unless, in the case of an Offshore Rate Loan, such following Business Day is in another calendar month, in which case such payment shall be made on the preceding Business Day), and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

2.13 PAYMENTS BY THE LENDERS TO THE ADMINISTRATIVE AGENT. (a) Unless the Administrative Agent receives notice from a Lender on or prior to the Effective Date, or, with respect to any Borrowing after the Effective Date, at least one Business Day prior to the date of such Borrowing in the case of Offshore Rate Loans and by 1:00 p.m. on the date of such Borrowing in the case of Base Rate Loans, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of such Lender's Percentage of such Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, such Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this SUBSECTION (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

(b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

A. SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share of such payment (determined in accordance with the provisions of this Agreement), such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment PRO RATA with each other Lender; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.


                                     ARTICLE

                              THE LETTERS OF CREDIT
                              ---------------------

3.1 THE LETTER OF CREDIT SUBFACILITY. (a) On the terms and conditions set forth herein: (i) the Issuing Lender agrees, (A) from time to time on any Business Day during the period from the Effective Date to the Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit issued by it, in accordance with SUBSECTIONS 3.2(c) and 3.2(d), and
(B) to honor properly drawn drafts under the Letters of Credit issued by it; and
(ii) the Lenders severally agree to participate in Letters of Credit Issued for the account of the Company; PROVIDED that the Issuing Lender shall not be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "ISSUANCE DATE") (1) the Outstandings exceed the Commitment Amount or the Borrowing Availability Amount, (2) the Effective Amount of all L/C Obligations exceeds the amount of the L/C Commitment or (3) the sum of the participation of any Lender in the Effective Amount of all L/C Obligations PLUS the outstanding principal amount of the Loans of such Lender shall exceed such Lender's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

(b) The Issuing Lender shall not be under any obligation to Issue any Letter of Credit if;

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Lender in good faith deems material to it;

(ii) the Issuing Lender has received written notice from any Lender, the Administrative Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in ARTICLE V is not then satisfied;

(iii) the expiry date of such Letter of Credit is after the Termination Date, unless all of the Lenders have approved such expiry date in writing;

(iv) such Letter of Credit does not provide for drafts, or is not otherwise in form and substance reasonably acceptable to the Issuing Lender, or the Issuance of such Letter of Credit shall violate any applicable policies of the Issuing Lender; or

(v) such Letter of Credit is denominated in a currency other than Dollars.

3.2 ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT. (a)Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Lender and the Administrative Agent at least four Business Days (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the face amount of the Letter of Credit; (ii) the expiry date of the Letter of Credit; (iii) the name and address of the beneficiary thereof; (iv) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (v) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vi) such other matters as the Issuing Lender may require.


(b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. If and only if the Administrative Agent notifies the Issuing Lender on or before the Business Day immediately preceding the proposed date of Issuance of a Letter of Credit that the Issuing Lender may Issue such Letter of Credit, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, Issue such Letter of Credit for the account of the Company in accordance with the Issuing Lender's usual and customary business practices. The Administrative Agent shall not give such notice if the Administrative Agent has knowledge that (A) such Issuance is not then permitted under SUBSECTION 3.1(a) as a result of the limitations set forth in CLAUSE (1) or (2) thereof or (B) the Issuing Lender has received a notice described in SUBSECTION 3.1(b)(ii). The Administrative Agent will promptly notify the Lenders in writing of any Letter of Credit Issuance hereunder.

(c) From time to time while a Letter of Credit is outstanding and prior to the Termination Date, the Issuing Lender will, upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least four Business Days (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall not have any obligation to amend any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to Issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(d) The Issuing Lender and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least four Business Days (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of notification of renewal, the Issuing Lender shall be entitled, with the approval of the Administrative Agent, to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of such Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of such Letter of Credit (which, unless all Lenders otherwise consent in writing, shall be prior to the Termination Date); and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall not be under any obligation to renew any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed renewal of such Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this SUBSECTION 3.2(d) upon the request of the Company but the Issuing Lender shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to renew, subject to the approval of the Administrative Agent, and the Company and the Lenders hereby authorize such renewal, and, accordingly, the Issuing Lender shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

(e) The Issuing Lender may, at its election (or as required by the Administrative Agent at the direction of the Required Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, with a copy thereof delivered to the Company at substantially the same time as the delivery of such notice to the beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Termination Date.

(f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

(g) The Issuing Lender will deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

3.3 RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS. (a) Immediately upon the Issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Percentage times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Company and the Administrative Agent. The Company shall reimburse the Issuing Lender prior to 11:00 a.m. (Chicago time), on each date that any amount is paid by the Issuing Lender under any Letter of Credit (each such date, an "HONOR DATE") in an amount equal to the amount so paid by the Issuing Lender; PROVIDED that, to the extent that the Issuing Lender accepts a drawing under a Letter of Credit after 11:00 a.m. (Chicago time), the Company will not be obligated to reimburse the Issuing Lender until the next Business Day and the "Honor Date" for such Letter of Credit shall be such next Business Day. If the Company fails to reimburse the Issuing Lender for the full amount of any drawing under any Letter of Credit by 11:00 a.m. (Chicago time) on the Honor Date, the Issuing Lender will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Lender thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitment Amount and subject to the conditions set forth in
SECTION 5.3 other than SECTION 5.3(a). Any notice given by the Issuing Lender or the Administrative Agent pursuant to this SUBSECTION 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(c) Each Lender shall upon any notice pursuant to SUBSECTION 3.3(b) make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars and in immediately available funds equal to its Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to SUBSECTION 3.3(d)) each be deemed to have made a Loan consisting of a Base Rate Loan to the Company in such amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Percentage of the amount of such drawing by no later than 1:00 p.m. (Chicago time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this SECTION 3.3.

(d) With respect to any unreimbursed drawing that is not converted into Loans consisting of Base Rate Loans in whole or in part, because of the Company's failure to satisfy the conditions set forth in SECTION 5.2 (other than SECTION 5.2(a), which need not be satisfied) or for any other reason, the Company shall be deemed to have incurred from the Issuing Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the sum of the Base Rate PLUS 2%, and each Lender's payment to the Issuing Lender pursuant to SUBSECTION 3.3(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this SECTION 3.3.

(e) Each Lender's obligation in accordance with this Agreement to make Loans or L/C Advances, as contemplated by this SECTION 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, an Unmatured Event of Default or a Material Adverse Effect or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that each Lender's obligation to make Loans under this SECTION 3.3 is subject to the conditions set forth in SECTION 5.3.

3.4 REPAYMENT OF PARTICIPANTS. (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Lender under a Letter of Credit with respect to which any Lender has paid the Administrative Agent for the account of the Issuing Lender for such Lender's participation in such Letter of Credit pursuant to SECTION 3.3 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Lender, in like funds as those received by the Administrative Agent for the account of the Issuing Lender, the amount of such Lender's Percentage of such funds, and the Issuing Lender shall receive the amount of the Percentage of such funds of any Lender that did not so pay the Administrative Agent for the account of the Issuing Lender.

(b) If the Administrative Agent or the Issuing Lender is required at any time to return to the Company, or to a trustee, receiver, liquidator or custodian, or to any official in any Insolvency Proceeding, any portion of any payment made by the Company to the Administrative Agent for the account of the Issuing Lender pursuant to SUBSECTION 3.4(a) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Lender the amount of its Percentage of any amount so returned by the Administrative Agent or the Issuing Lender PLUS interest thereon from the date such demand is made to the date such amount is returned by such Lender to the Administrative Agent or the Issuing Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

3.5 (a) ROLE OF THE ISSUING LENDER. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any draft and certificate expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

(b) None of any Agent-Related Person, the Issuing Lender or any of their respective correspondents, participants or assignees shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

(c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under this Agreement or any other agreement. None of any Agent-Related Person, the Issuing

Lender or any of their respective correspondents, participants or assignees shall be liable or responsible for any of the matters described in CLAUSES (i) through (vii) of SECTION 3.6; PROVIDED that, anything in such clauses to the contrary notwithstanding, the Company may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.6 OBLIGATIONS ABSOLUTE. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

(i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

(iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

(iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

(v) any payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

or any payment made by the Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

(vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

3.7 CASH COLLATERAL PLEDGE. If any Letter of Credit remains outstanding and partially or wholly undrawn as of the Termination Date, then the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to the maximum amount then available to be drawn under all Letters of Credit.

3.8 LETTER OF CREDIT FEES. (a) The Company shall pay to the Administrative Agent for the account of each Lender a letter of credit fee with respect to each Letter of Credit at a rate per annum equal to the L/C Fee Rate on the average daily maximum amount available to be drawn on such Letter of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter.

(b) The Company shall pay to the Issuing Lender a letter of credit fronting fee for each Letter of Credit Issued equal to 0.25% per annum of the average daily maximum amount available to be drawn on such Letter of Credit, computed on the last Business Day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit shall expire or be fully drawn).

(c) The letter of credit fees payable under SUBSECTION 3.8(a) and the fronting fees payable under SUBSECTION 3.8(b) shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, through the Termination Date (or such later date upon which all outstanding Letters of Credit shall expire or be fully drawn), with the final payment to be made on the Termination Date (or such later date).

(d) The Company shall pay to the Issuing Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Lender relating to letters of credit as from time to time in effect.

3.9 UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in such Letter of Credit) apply to each Letter of Credit.


                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

4.1 TAXES. (a) Any and all payments by the Company to each Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

(b) The Company agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes, Other Taxes and Further Taxes paid by such Lender in the amount necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and reasonable and documented out-of-pocket expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted; PROVIDED, HOWEVER, that no participant of any Lender shall be entitled to receive any greater payment under this SUBSECTION 4.1(b) than such Lender would have been entitled to receive with respect to the rights participated; and PROVIDED FURTHER that the Company shall not indemnify any Lender (or participant thereof) or the Administrative Agent for Taxes, Other Taxes, Further Taxes, penalties, additions to tax, interest and expenses arising as a result of any of their own willful misconduct or gross negligence. Payment under this SUBSECTION 4.1(b) shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor, including with such demand an identification of the Taxes, Other Taxes or Further Taxes (together with the amounts thereof) with respect to which such demand for indemnification is being made.

(c) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

(i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

(ii) the Company shall make such deductions and withholdings; and

(iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

(d) Within 10 days after the date the Company receives any receipt for the payment of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Lender and the Administrative Agent the original or a certified copy of such receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Administrative Agent.

(e) If the Company is required to pay additional amounts to any Lender or the Administrative Agent pursuant to SUBSECTION (b) of this Section or SECTION 4.3, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to reduce or eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender. Each Lender agrees that it will not make a request for compensation pursuant to SUBSECTION (b) of this Section or
SECTION 4.3 unless such Lender is making a similar claim for compensation from substantially all its borrowers of similar creditworthiness which are similarly situated.

(f) If a Lender (or participant thereof) or the Administrative Agent shall become aware that it is entitled to receive a refund (including interest and penalties, if any) in respect of Taxes, Other Taxes or Further Taxes as to which it has been indemnified by the Company pursuant to this SECTION 4.1, it shall promptly notify the Company in writing of the availability of such refund (including interest and penalties, if any) and shall, within 30 days after receipt of a request by the Company, apply for such refund. If any Lender (or participant thereof) or the Administrative Agent receives a refund (including interest and penalties, if any) in respect of any Taxes, Other Taxes or Further Taxes as to which it has been indemnified by the Company pursuant to this SECTION 4.1, it shall promptly notify the Company of the receipt of such refund and shall, within 15 days of receipt, repay such refund (to the extent of amounts that have been paid by the Company under this SECTION 4.1 with respect to such refund and not previously reimbursed) to the Company, net of all reasonable and documented out-of-pocket expenses of such Lender or the Administrative Agent and without any interest (other than the interest, if any, included in such refund).

4.2 ILLEGALITY. (a) After the date hereof, if any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Lender to the Company through the Administrative Agent, any obligation of such Lender to make Offshore Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

(b) After the date hereof, if a Lender determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loan, together with interest accrued thereon and any amount required under SECTION 4.4, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Offshore Rate Loan to such day, or on such earlier date on which such Lender may no longer lawfully continue to maintain such Offshore Rate Loan (as determined by such Lender). If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

(c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been terminated or suspended pursuant to SUBSECTION (a) or (b) above, all Loans which would otherwise be made by such Lender as Offshore Rate Loans shall be instead Base Rate Loans.

(d) Before giving any notice to the Administrative Agent or demand upon the Company under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the reasonable judgment of such Lender, be illegal or otherwise disadvantageous to such Lender. Each Lender agrees that it will not give notice to the Administrative Agent or make any demand upon the Company pursuant to this
SECTION 4.2 unless such Lender is delivering similar notices to and/or making similar demands of substantially all its borrowers of similar creditworthiness which are similarly situated.

4.3 INCREASED COSTS AND REDUCTION OF RETURN. (a) After the date hereof, if any Lender determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) compliance by such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loan or participating in Letters of Credit or, in the case of the Issuing Lender, any increase in the cost to the Issuing Lender of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b) After the date hereof, if any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy

Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of any of its Commitments, Loans or obligations under this Agreement, then, upon demand of such Lender to the Company through the Administrative Agent, the Company shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

(c) This SECTION 4.3 shall not require the Company to reimburse the Administrative Agent or any Lender for any Taxes which are otherwise covered by the indemnity set forth in SECTION 4.1 or any Excluded Taxes.

(d) Before making any demand upon the Company under this SECTION 4.3, the affected Lender shall designate a different Lending Office if such designation will allow the Company to avoid payments under this SECTION 4.3 and will not, in the reasonable judgment of such Lender, be illegal or otherwise disadvantageous to such Lender. Each Lender agrees that it will not make any demand for payment upon the Company under this SECTION 4.3 unless such Lender is making similar demands for payment of substantially all its borrowers of similar creditworthiness which are similarly situated.

4.4 FUNDING LOSSES. The Company shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

a. the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

b. the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

c. the failure of the Company to make any prepayment in accordance with any notice delivered under SECTION 2.6;

d. the prepayment (including pursuant to SECTION 2.7) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

e. the automatic conversion under SUBSECTION 2.4(a) of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Lenders under this Section and under SUBSECTION 4.3(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

4.5 INABILITY TO DETERMINE RATES. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or the Required Lenders determine (and notify the Administrative Agent) that the Offshore Rate applicable pursuant to SUBSECTION 2.9(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent, with the consent of the Required Lenders, revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

4.6 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation under this ARTICLE IV shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the basis for such claim and a calculation of the amount payable to such Lender and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

4.7 SUBSTITUTION OF LENDERS. In the event the Company becomes obligated to pay additional amounts to any Lender pursuant to SECTIONS 4.1(b) or (c) or SECTION 4.3, or if it becomes illegal for any Lender to continue to fund or to make Offshore Rate Loans pursuant to SECTION 4.2, as a result of any condition described in any such Section, then, unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts or for such illegality, the Company may designate another Lender which is acceptable to the Administrative Agent and the Issuing Lender in their sole discretion (such Lender being herein called a "REPLACEMENT LENDER") to purchase the Loans of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid commitment fees in respect of such Lender's Commitments and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase, such Lender shall no longer be a party hereto or have any rights hereunder and shall be relieved from all obligations to the Company hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

4.8 SURVIVAL. The agreements and obligations of the Company in this ARTICLE IV shall survive the payment of all other Obligations.


                                   I. ARTICLE

                              CONDITIONS PRECEDENT
                              --------------------

5.1 CONDITIONS OF INITIAL CREDIT EXTENSIONS. The obligation of each Lender to make its initial Credit Extension is subject to the conditions (in addition to the conditions set forth in Section 5.2) that the Administrative Agent shall have received (i) evidence, reasonably satisfactory to the Administrative Agent that the Company has used not less than 80% of the net cash proceeds of the Public Offering as cash consideration for Acquisitions consummated by the Company, (ii) evidence, reasonably satisfactory to the Administrative Agent that The Mail Box, Inc. has terminated its $2,250,000 secured revolving line of credit with Merrill Lynch Financial Services, Inc. and repaid any Indebtedness and satisfied any liabilities (including those described on SCHEDULE 6.11) in connection therewith, and any Liens against The Mail Box, Inc. in connection with such credit facility (including those described on SCHEDULE 8.1) have been terminated and (iii) all of the following, in form and substance satisfactory to the Administrative Agent and each Lender, and (except for any Notes) in sufficient copies for each Lender.

             (a) CREDIT AGREEMENT AND NOTES. This Agreement and the Notes (if any) executed by each party thereto.

             (b)    RESOLUTIONS AND INCUMBENCY.

             (i) Copies of resolutions of the board of directors of the Company and each Guarantor authorizing the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of such Person; and

(b)          (ii)   A certificate of the Secretary or an Assistant Secretary of the Company and each Guarantor certifying the names and true signatures of the officers of such Person authorized to execute, deliver and perform this Agreement and the other Loan Documents to be delivered by it hereunder.

             (c) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents:

             (i) for the Company and each Guarantor, the articles or certificate of incorporation and the bylaws of each such Person, as the case may be, as in effect on the Effective Date, certified by the Secretary or Treasurer of such Person, as of the Effective Date; and

b) a good standing certificate for the Company and each Guarantor from the Secretary of State (or similar applicable Governmental Authority) of the jurisdiction of its organization.

            (d)     LEGAL OPINION.

                 An opinion of Katten, Muchin & Zavis, substantially in the form of EXHIBIT I.

            (e) PAYMENT OF FEES. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Effective Date, together with Attorney Costs of the Administrative Agent and the Arranger to the extent invoiced prior to or on the Effective Date, PLUS such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (IT BEING UNDERSTOOD that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent), including any such costs, fees and expenses arising under or referenced in SECTION 2.10 or 11.4.

            (f) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Effective Date, stating that:

a) the representations and warranties contained in ARTICLE VI are true and correct on and as of such date, as though made on and as of such date;

b) no Event of Default or Unmatured Event of Default exists or will result from the initial Credit Extension; and

c) no event or circumstance has occurred since December 31, 1997 that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

            (g) SECURITY AGREEMENT, ETC. A security agreement, substantially in the form of EXHIBIT E (the "Security Agreement"), executed by the Company and each Subsidiary (such Security Agreement to be held in escrow by the Administrative Agent until the occurrence of the Collateralization Date), together with duly executed financing statements and any other documents that may be necessary to perfect the Lien which will be granted to the Administrative Agent (for the benefit of itself and the Lenders) on any collateral granted under the Security Agreement upon the occurrence of the Collateralization Date.

            (h) GUARANTY. The Guaranty executed by each Subsidiary (except Creditsafe Limited, a United Kingdom corporation).

     (i) PLEDGE AGREEMENT. A pledge agreement, substantially in the form of EXHIBIT G, issued by the Company (the "Company Pledge Agreement") with respect to its pledge of 100% of the stock of each direct Subsidiary of the Company and all intercompany Indebtedness owing to the Company, together with the stock certificates to be pledged thereunder and undated stock powers, or other instruments of transfer in form and substance satisfactory to the Administrative Agent, duly executed in blank and all intercompany notes (if any) to be pledged thereunder duly endorsed to the order of the Administrative Agent.

     (j) SUBSIDIARY PLEDGE AGREEMENTS. Pledge agreements, each substantially in the form of Exhibit H (each a "Subsidiary Pledge Agreement"), issued by each Subsidiary of the Company which has one or more Subsidiaries, and all intercompany Indebtedness owing to each such Subsidiary, together with the stock certificates to be pledged thereunder and undated stock powers, or other instruments of transfer in form and substance satisfactory to the Administrative Agent, duly executed in blank and all intercompany notes (if any) to be pledged thereunder duly endorsed to the order of the Administrative Agent; PROVIDED, HOWEVER, Mid-Continent Agencies, Inc. shall not be required to execute and deliver a pledge agreement with respect to the following shares of stock: (i) all of the shares of Creditsafe Limited, a United Kingdom corporation, (ii) 225 shares of Mid-Continent Agencies of Kentucky, Inc. owned by certain employees of such Guarantor and (iii) 175 shares of Mid-Continent Agencies of New York, Inc. owned by certain employees of such Guarantor.

     (k) SOLVENCY CERTIFICATE. A Solvency Certificate substantially in the form of Exhibit J, executed by the chief financial officer of the Company.

     (l) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.

5.2 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to make any Loan to be made by it and the obligation of the Issuing Lender to Issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

                     (a) NOTICE, APPLICATION. In the case of any Loan, the Administrative Agent shall have received a Notice of Borrowing, and in the case of any Issuance of any Letter of Credit, the Issuing Lender and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under SECTION 3.2.

                     (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in ARTICLE VI shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                     (c) NO EXISTING DEFAULT. No Event of Default or Unmatured Event of Default shall exist or shall result from such Credit Extension.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of such notice and as of the applicable Borrowing Date or Issuance Date, that the conditions in this SECTION
5.2 are satisfied.


                                 I.  ARTICLE

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Company represents and warrants to the Administrative Agent and each Lender that:

6.1 CORPORATE EXISTENCE AND POWER. The Company and each of its Subsidiaries (other than any Dormant Subsidiary):

                              (a) is a corporation duly organized, validly
existing and in good standing under the laws of the jurisdiction of its incorporation;

                              (b) has the power and authority and all
governmental licenses, authorizations, consents and approvals (i) to own its assets and to carry on its business and (ii) to execute, deliver and perform its obligations under the Loan Documents;

                              (c) is duly qualified as a foreign corporation
and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                              (d) is in compliance with all Requirements of Law;

except, in each case referred to in CLAUSE (b)(i), (c) or (d), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution and delivery by the Company of this Agreement and each other Loan Document to which it is a party, the Borrowings hereunder, the execution and delivery by each Guarantor of each Loan Document to which it is a party and the performance by each of the Company and each Guarantor of its obligations under each Loan Document to which it is a party (i) are within the corporate powers of the Company and each Guarantor, as applicable, (ii) have been duly authorized by all necessary corporate action on the part of the Company and each Guarantor (including any necessary shareholder action) and (iii) do not and will not:

                     (a) contravene the terms of any of the Organization Documents of the Company or any Guarantor;

                     (b) conflict with or result in a breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company or any Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company, any Guarantor or any of their properties are subject; or

                     (c) violate any Requirement of Law.

except, in each case referred to in CLAUSE (b) or (c), to the extent that any such conflict, breach, contravention or violation would not reasonably be expected to have a Material Adverse Effect.

6.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any other Loan Document to which it is a party or any Guarantor with respect to each Loan Document to which it is a party, except, in each case, for filings required to perfect Liens in favor of the Administrative Agent granted under the Loan Documents.

6.4 BINDING EFFECT. This Agreement and each other Loan Document to which the Company is a party constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability; and with respect to each Guarantor, each Loan Document to which such Guarantor is a party constitutes the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and by equitable principles relating to enforceability.

6.5                      LITIGATION. Except as specifically disclosed in
Schedule 6.5, there are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or any Subsidiary or any of their respective properties which: purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.


6.6 NO DEFAULT. No Event of Default or Unmatured Event of Default exists or reasonably would be expected to result from the incurring of any Obligations by the Company. As of the Effective Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Effective Date, create an Event of Default under SUBSECTION 9.1(e).

6.7                 ERISA COMPLIANCE.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or actions by any Governmental Authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c) No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to have a Material Adverse Effect; no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability to the PBGC under Title IV of ERISA with respect to any Pension Plan; neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to any Multiemployer Plan that would reasonably be expected to have a Material Adverse Effect; and neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

6.8 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by SECTIONS
7.12 and 8.7. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

6.9 TITLE TO PROPERTIES. Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or a valid leasehold interest in, all real property necessary or used in the ordinary conduct of its businesses, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and each Subsidiary has good title to all their other respective material properties and assets (except for those assets disposed of not in violation of this Agreement and the other Loan Documents). As of the Effective Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

6.10 TAXES. The Company and its Subsidiaries have filed all Federal and State income tax returns and all other material tax returns and reports required to be filed, and have paid all Federal and State income taxes and all other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no written, and, to the best of the Company's knowledge, there is no oral, proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

6.11 FINANCIAL CONDITION. (a) The pro forma combined financial statements of the Company and the Founding Companies set forth in the
Prospectus:

(i) were prepared in accordance with the requirements of Article 11 of Regulation S-X promulgated by the SEC;

(ii) present fairly in all material respects the pro forma financial condition of the Company and the Founding Companies as of the dates thereof and the results of operations for the periods covered thereby; and

(iii) except as specifically disclosed in SCHEDULE 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and the Founding Companies as of the dates thereof, including liabilities for taxes, material commitments and Contingent Obligations.

(b) The audited financial statements of the Company and each of the Founding Companies set forth in the Prospectus:

(i)            were prepared in accordance with GAAP;

(ii) present fairly in all material respects the financial condition of the Company and the applicable Founding Company and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby; and

(iii) except as specifically disclosed in SCHEDULE 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and the applicable Founding Company and its Subsidiaries as of the dates thereof, including liabilities for taxes, material commitments and Contingent Obligations.

(c)                 Since December 31, 1997 there has been no Material Adverse
Effect.


6.12 REGULATED ENTITIES. None of the Company or any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940. None of the Company or any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

6.13 NO BURDENSOME RESTRICTIONS. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation or subject to any restriction in any Organization Document or any Requirement of Law which would reasonably be expected to have a Material Adverse Effect.

6.14 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Company and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights and other similar rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent described on SCHEDULE 6.5. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any valid rights held by any other Person. Except as specifically disclosed in SCHEDULE 6.5, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code, relating in each case to intellectual property, is, to the knowledge of the Company, pending or proposed, which, in either case, would reasonably be expected to have a Material Adverse Effect.

6.15 SUBSIDIARIES. As of the Effective Date, the Company has no Subsidiaries other than those specifically disclosed in SCHEDULE 6.15.

6.16 INSURANCE. Except as specifically disclosed in SCHEDULE 6.16, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

           6.17 SOLVENCY, ETC. On the Effective Date (or, in the case of any Person that becomes a Guarantor after the Effective Date, on the date such Person becomes a Guarantor), and immediately prior to and after giving effect to each Credit Extension and the use of the proceeds thereof, each of the Company and each Guarantor will not have an unreasonably small capital (meaning that for the period from the date of determination through March 17, 2001, each of the Company and each Guarantor, after consummation of the transactions contemplated by this Agreement, is a going concern and has sufficient capital to ensure that it will be able to pay its debts and liabilities as they mature and continue to be a going concern in the business in which such entities are engaged and proposed to be engaged for such period), each of the Company's and each Guarantor's assets will exceed its liabilities, each of the Company and each Guarantor will be solvent, will be able to pay its Stated Liabilities as they mature (meaning that each of the Company and such Guarantor will have sufficient assets and cash flow to pay their respective Stated Liabilities as those liabilities mature or otherwise become payable in the normal course of business) and both the Fair Value and Present Fair Saleable Value of the assets of the Company and each Guarantor exceeds the Stated Liabilities, respectively, of each of the Company and each Guarantor.

           6.18 REAL PROPERTY. (a) Set forth on SCHEDULE 6.18 is a complete and accurate list, as of the date of this Agreement, of the address of any real property owned by the Company or any Subsidiary.

           6.19 SWAP OBLIGATIONS. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations incurred by the Company. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

           6.20     ENVIRONMENTAL WARRANTIES. Except as set forth in SCHEDULE
6.20:

                (a) all facilities and property (including underlying groundwater) owned or leased by the Company or any of its Subsidiaries are in compliance with all Environmental Laws, except for such non-compliance as would not reasonably be expected to result in a Material Adverse Effect;

                (b) there are no pending or, to the knowledge of the Company, threatened Environmental Claims, except for such Environmental Claims that are not reasonably likely, either singly or in the aggregate, to result in a Material Adverse Effect;

                (c) there have been no Releases of Hazardous Materials at, on or under any property now or, to the best of the Company's knowledge, previously owned or leased by the Company or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

               (c) the Company and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses, except to the extent that the failure to have or comply with such permits, certificates, approvals, licenses and other authorizations relating to environmental matters would not be reasonably likely to have a Material Adverse Effect;

               (d) no property now or, to the best of the Company's knowledge, previously owned or leased by the Company or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, or, to the best of the Company's knowledge, is on the Comprehensive Environmental Response Compensation Liability Information List or on any similar state list of sites requiring investigation or clean-up, except, in each case, for any such listing that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and

               (e) to the best of the Company's knowledge, neither the Company nor any Subsidiary of the Company has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or which is the subject of federal, state or local enforcement actions or other investigations which reasonably would be expected to lead to Environmental Claims against the Company or such Subsidiary except, in each case, to the extent that the foregoing would not reasonably be expected to have a Material Adverse Effect.

           6.21 FULL DISCLOSURE. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made and none of the written statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents, considering each of the foregoing taken as a whole and in the context in which it was made and together with all other representations, warranties and written statements taken as a whole theretofore furnished by the Company and its Subsidiaries to the Administrative Agent and the Lenders in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make such representation, warranty or written statement, in light of the circumstances under which it is made, not misleading as of the time when made or delivered; PROVIDED that the Company's representation and warranty as to any forecast, projection or other statement regarding future performance, future financial results or other future development is limited to the fact that such forecast, projection or statement was prepared in good faith on the basis of information and assumptions that the Company believed to be reasonable as of the date such material was provided (IT BEING UNDERSTOOD that projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and that no assurance can be given that the projections will be realized).

           6.22 YEAR 2000 PROBLEM. The Company and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Company and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and program, the Company reasonably believes that the "Years 2000 Problem" will not have a Material Adverse Effect.


                                  I.  ARTICLE

                              AFFIRMATIVE COVENANTS
                              ---------------------

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

           7.1 FINANCIAL STATEMENTS. The Company shall deliver to the Administrative Agent, in form and detail satisfactory to the Required Lenders:

               (a) As soon as available, but not later than 90 days after the end of each fiscal year, a copy of (i) the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm (the "INDEPENDENT AUDITOR"), which report (x) shall state that such consolidated financial statements present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (y) shall not contain a "going concern" or similar qualification or be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records and
(ii) the unaudited consolidating balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidating statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year.

              (b) Promptly when available, and in any event within 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year), a copy of (i) unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated statement of shareholders' equity and consolidated and consolidating statements of income and cash flows for such quarter and for the period beginning with the first day of the applicable fiscal year and ending on the last day of such quarter, including a comparison with the corresponding quarter and period of the previous fiscal year and a comparison with the budget for such quarter and for such period of the current fiscal year, together with a certificate of the chief executive officer or the chief financial officer of the Company that each such statements fairly present in all material respects the financial condition and results of operations of the Company and its Subsidiaries (subject to normal year-end audit adjustments).

(c) Not later than 45 days after the first day of each fiscal year, a copy of the projections of the Company of the consolidated operating budget and cash flow budget of the Company and its Subsidiaries for such fiscal year, such projections to be accompanied by a certificate of the chief financial officer of the Company to the effect that (i) such projections were prepared by the Company in good faith, (ii) the Company has a reasonable basis for the assumptions contained in such projections and (iii) such projections have been prepared according to such assumptions.

7.2 CERTIFICATES: OTHER INFORMATION. The Company shall furnish to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in SUBSECTION 7.1(a)(i), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default or Unmatured Event of Default, except as specified in such certificate;

(b) concurrently with the delivery of the financial statements referred to in SUBSECTION 7.1(a) and each set of quarterly statements referred to in SUBSECTION 7.1(b), a Compliance Certificate executed by a Responsible Officer;

(c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

(d) promptly from time to time, any notices (including without limitation notices of default or acceleration thereunder) received from any holder or trustee of, under or with respect to any Subordinated Debt; and

(e) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

7.3 NOTICES. Promptly, and in any event within three Business Days, upon a Responsible Officer obtaining knowledge thereof (or, in the case of CLAUSE (c)(ii) below, not less than ten days before the occurrence of such event), the Company shall notify the Administrative Agent (and the Administrative Agent will promptly distribute such notice to the Lenders) of:

(a) the occurrence of any Event of Default or Unmatured Event of Default;

(b) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including, if applicable, any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary, any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority or the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary;

(c) the occurrence of any of the following events affecting the Company or any ERISA Affiliate (together with a copy of any notice with respect to such event that is filed with a Governmental Authority or received by the Company or any ERISA Affiliate with respect thereto):

(i)                 an ERISA Event;

b(ii)               a contribution failure with respect to a Pension Plan
sufficient to give rise to a Lien under Section 302(f) of ERISA;

c(iii)              a material increase in Unfunded Pension Liabilities;

d(iv)               the adoption of, or the commencement of contributions to,
any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

e(v)                     the adoption of any amendment to a Plan subject to
Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liabilities;

(d) any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries; and

(e) the incurrence of any indebtedness or the occurrence of any other event which will cause the Leverage Ratio to exceed 1.5 to 1.

Each notice under CLAUSE(a), (b) or (c) of this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under SUBSECTION 7.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or any other Loan Document that have been breached or violated.

7.4 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Company shall, and shall cause each Subsidiary (other than a Dormant Subsidiary) to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation except a Subsidiary need not be in compliance with the foregoing to the extent such Subsidiary is sold pursuant to SECTION 8.2 or merged or consolidated into another Person pursuant to SECTION 8.3, or dissolved, if the Company, in its reasonable business judgment, determines that such Subsidiary no longer is necessary to the continued operation of the business;

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises, in each case which are material and which are necessary or desirable in the normal conduct of its business, except in connection with transactions permitted by
SECTION 8.3 and dispositions of assets permitted by SECTION 8.2; and

          (c) preserve or renew all of its registered patents, copyrights, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

     7.5 MAINTENANCE OF PROPERTY. The Company shall, and shall cause each Subsidiary (other than a Dormant Subsidiary) to, maintain and preserve all property material to the normal conduct of its business in good working order and condition, ordinary wear and tear excepted, other than obsolete, worn out or surplus equipment; PROVIDED, HOWEVER, that nothing in this SECTION 7.5 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and the maintenance of any of its properties if such discontinuance is, in the opinion of the Board of Directors or senior management of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Lenders.

     7.6 INSURANCE. The Company shall, and shall cause each Subsidiary (other than a Dormant Subsidiary) to, maintain with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     7.7 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable all of its material obligations and liabilities, including:

          (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets unless the same are (i) being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary or (ii) subject to a lawful extension; and

            (b) all lawful claims which, if unpaid, would by law become a Lien upon its property.

     7.8 COMPLIANCE WITH LAWS. The Company shall, and shall cause each Subsidiary to, comply in all material respects with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     7.9 COMPLIANCE WITH ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

     7.10 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and to make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, executive officers, and independent public accountants and to inspect any of their inventory and equipment, to perform (at their expense prior to the occurrence of a Collateralization Date) appraisals of any of their equipment, and to inspect, audit, check and make copies and/or extracts from the books, records, computer data and records, computer programs, journals, orders, receipts, correspondence and other data relating to inventory, accounts receivable, contract rights, general intangibles, equipment and any other collateral, or relating to any other transactions between the parties hereto; at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; PROVIDED, HOWEVER, that when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing without advance notice. After the occurrence and during the continuance of any Event of Default, any such inspection shall be at the Company's expense. No such inspection shall materially disrupt the regular operations of the Company or any Subsidiary. All information obtained by any representative of the Administrative Agent or any Lender during any such inspection shall be subject to the provisions of SECTION 11.9.

      7.11 ENVIRONMENTAL COVENANT. The Company will, and will cause each of its Subsidiaries to,

          (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

          (b) promptly notify the Administrative Agent and provide copies of all written Environmental Claims, and shall act in a diligent and prudent fashion to address such Environmental Claims, including Environmental Claims that allege that the Company or any of its Subsidiaries is not in compliance with Environmental Laws; and

          (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this SECTION 7.12.

7.12 USE OF PROCEEDS. The Company shall use the proceeds of the Loans and the Letters of Credit for working capital, Acquisitions permitted hereunder and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

7.13                FURTHER ASSURANCES.

          (a) The Company shall cause each Subsidiary (including any Subsidiary created or acquired after the date hereof) to execute and deliver a counterpart of the Guaranty; PROVIDED, HOWEVER, Creditsafe Limited, a United Kingdom corporation shall not be required to execute and deliver a counterpart of the Guaranty.

          (b) The Company shall, and shall cause each Guarantor to, execute and deliver such pledge agreements, stock certificates, stock powers and other documents as are necessary to ensure that at all times all of the stock of each Subsidiary is pledged to the Administrative Agent to secure the Obligations of the Company hereunder or of the applicable Subsidiary under the Guaranty; PROVIDED, HOWEVER, that (i) unless the Required Lenders request the pledge of 65% of the stock of Creditsafe Limited, a United Kingdom corporation, Mid-Continent Agencies, Inc. shall not be required to pledge any of the shares of stock of Creditsafe Limited and (ii) Mid-Continent Agencies, Inc. shall not be required to pledge any of the following shares of stock: (x) 225 shares of Mid-Continent Agencies of Kentucky, Inc. owned by certain employees of such Guarantor and (y) 175 shares of Mid-Continent Agencies of New York, Inc. owned by certain employees of such Guarantor, until such shares are repurchased by the applicable Guarantor at which time Mid-Continent Agencies, Inc. shall execute and deliver such pledge agreement and stock power with respect to such repurchased shares and any other documents reasonably requested by the Administrative Agent.

          (c) Prior to a Collateralization Date, the Company shall, and shall cause each Guarantor to, execute and deliver such security agreements, financing statements and other documents as are necessary, or as the Administrative Agent or the Required

Lenders may reasonably request from time to time, to ensure that, if a Collateralization Date were to occur, the Administrative Agent would have in its possession all documents necessary to create and perfect a security interest on substantially all assets of the Company and the Guarantors without any further action by the Company or any Guarantor (other than the delivery to the Administrative Agent of items with respect to which perfection is customarily obtained by possession).

          (d) Upon the occurrence of a Collateralization Date, the Company shall, and shall cause each Guarantor to, take such actions as are necessary (including the delivery to the Administrative Agent of items with respect to which perfection is customarily obtained by possession), or as the Administrative Agent or the Required Lenders may reasonably request, to perfect and maintain the validity, effectiveness, perfection and priority of the security interests granted to the Administrative Agent pursuant to the Collateral Documents and to preserve, protect and confirm the rights granted to the Administrative Agent and the Lenders pursuant to the Guaranty and the Collateral Documents.

          (e) Notwithstanding anything in this Agreement to the contrary, the Administrative Agent and the Lenders agree to release their security interest on the assets of the Company and the Guarantors granted pursuant to the Security Agreement (including the delivery of termination statements and the return of items with respect to which perfection is customarily obtained by possession) if
(i) the Company's Leverage Ratio is less than or equal to 1.50 to 1 for two consecutive fiscal quarters following the occurrence of a Collateralization Date and (ii) no Event of Default or Unmatured Event of Default has been in existence during such period; PROVIDED, HOWEVER, if the Administrative Agent and the Lenders release their security interest on the assets of the Company and the Guarantors after the occurrence of a Collateralization Date, the Company and each Guarantor agree to execute and deliver to the Administrative Agent the documents described in CLAUSE (c) above to ensure that if a Collateralization Date were to reoccur, the Administrative Agent would have in its possession all documents necessary to create and perfect a security interest on substantially all assets of the Company and the Guarantors without any further action by the Company or any Guarantor, other than the delivery to the Administrative Agent of items with respect to which perfection is customarily obtained by possession (it being understood that all such documents delivered hereunder will be held in escrow by the Administrative Agent until the reocurrence of a Collateralization
Date).


                                 I.   ARTICLE

                               NEGATIVE COVENANTS
                               ------------------

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

8.1 LIMITATION ON LIENS. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

          (a) any Lien existing on property of the Company or any Subsidiary on the Effective Date and set forth on SCHEDULE 8.1 securing Indebtedness outstanding on such date;

          (b) any Lien created under any Loan Document;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by SECTION 7.7, PROVIDED that no notice of lien has been filed or recorded under the Code;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f) Liens on property of the Company or any Subsidiary securing the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and other non-delinquent obligations of a like nature, in each case, incurred in the ordinary course of business; PROVIDED that all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

          (g) Liens consisting of judgment or judicial attachment Liens and Liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments, provided that the enforcement of such Liens is effectively stayed and all such Liens (excluding such Liens which arise from obligations an independent third party insurance company has agreed in writing to pay) in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $1,000,000;

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries taken as a whole;

(i) purchase money security interests on any property acquired by the Company or any Subsidiary in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property, PROVIDED that any such Lien attaches to such property concurrently with or within 90 days after the acquisition thereof, such Lien attaches solely to the property so acquired in such transaction, the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property and the principal amount of the Indebtedness secured by all such purchase money security interests shall not at any time exceed $2,500,000;

(j) Liens securing obligations in respect of capital leases on assets subject to such leases, PROVIDED that the aggregate amount of Indebtedness arising under such capital leases shall not at any time exceed $5,000,000;

(k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, PROVIDED that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB and such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

          (l) Liens (i) in respect of property acquired by the Company or a Subsidiary after the Effective Date, existing on such property at the time of acquisition thereof (and not created in anticipation thereof), provided that no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be, and (ii) securing Indebtedness incurred by the Company or any Subsidiary in connection with the issuance of industrial revenue bonds; PROVIDED that the aggregate amount of all Indebtedness secured by Liens described in this CLAUSE (l) shall not at any time exceed $2,500,000;

          (m) extensions, renewals and replacements of Liens referred to in CLAUSES (a) through (l) above; PROVIDED that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and does not secure any Indebtedness in addition to that secured immediately prior to such extension, renewal or replacement; and

          (n) Liens securing other Indebtedness of the Company and its Subsidiaries not expressly permitted by CLAUSES (a) through (m) above; PROVIDED that the aggregate amount of all Indebtedness secured by Liens permitted pursuant to this CLAUSE (n) does not exceed $500,000 in the aggregate.

8.2 DISPOSITION OF ASSETS. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

(b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

(c) dispositions not otherwise permitted hereunder (including the disposition of all of the capital stock of any operating Subsidiary and including a disposition pursuant to a sale and lease-back transaction) which are made for fair market value if the fair market value of all assets so disposed of by the Company and its Subsidiaries under this CLAUSE (c) does not exceed $1,000,000 in any fiscal year; PROVIDED that (i) at the time of any disposition, no Event of Default or Unmatured Event of Default shall exist or will result from such disposition and (ii) at least 90% of the consideration received by the Company or such Subsidiary from such disposition is in cash or Cash Equivalent Investments; and

(d) mergers expressly permitted by SECTION 8.3 or transfers by any Wholly-Owned Subsidiary of the Company of its assets upon its liquidation or dissolution to the Company or any of its Wholly-Owned Subsidiaries or by the Company to any of its Wholly-Owned Subsidiaries or other transfers between the Company and any Wholly-Owned Subsidiary and between one or more Wholly-Owned Subsidiaries, whether or not in connection with any liquidation or dissolution.

8.3 CONSOLIDATIONS AND MERGERS. The Company shall not, and shall not permit any Subsidiary to, merge or consolidate with or into any other Person, except that (a) any Subsidiary may merge with the Company (PROVIDED that the Company shall be the continuing or surviving corporation) or with any one or more Wholly-Owned Subsidiaries (PROVIDED that a Wholly-Owned Subsidiary shall be the continuing or surviving corporation); and (b) the Company or any Subsidiary may merge or consolidate in connection with any Acquisition permitted by SUBSECTION 8.4(h).

8.4 LOANS AND INVESTMENTS. The Company shall not, and shall not permit any Subsidiary to, purchase or acquire, or make any commitment to purchase or acquire, any capital stock, equity interest or other obligations or securities of, or any interest in, any other Person, or make or commit to make any Acquisition, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any other Person, except for:

(a)                  investments in Cash Equivalent Investments;

(b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

(c) investments by the Company in its Wholly-Owned Subsidiaries or by any Subsidiary in any Wholly-Owned Subsidiary, in the form of contributions to capital or loans or advances; PROVIDED that, immediately before and after giving effect to such investment, no Event of Default or Unmatured Event of Default shall have occurred and be continuing;

(d) loans or advances made by any Subsidiary to the Company or by the Company or any Subsidiary to any Wholly-Owned Subsidiary;

(e) loans and advances to employees in the ordinary course of business (such as travel advances or relocation expenses) in an aggregate amount not at any time exceeding $250,000;

(f) investments by the Company constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

(g) investments existing on the Effective Date and set forth on SCHEDULE 8.4;

(h) investments incurred in order to consummate Acquisitions (except in the case of the acquisition of the Founding Companies), PROVIDED that
(i) no Unmatured Event of Default or Event of Default exists or will result therefrom, (ii) the acquired Person is engaged in, or the acquired assets will be used in, a line of business engaged in by the Company and its Subsidiaries on the date of this agreement or a business or activity that is substantially similar, related or incidental thereto or which constitutes a reasonable extension of product lines of the Company in existence on the date of this Agreement, (iii) after giving effect to such Acquisition, the Company would have been in compliance on a PRO FORMA basis, after giving effect to such Acquisition (as if such Acquisition had occurred, and any related Indebtedness had been assumed or incurred, on the first day of the most recently-ended Computation Period, but without adjustment for expected cost savings and other synergies) with SECTIONS 8.11, 8.12, 8.13, 8.15 and 8.16 as of such most recently-ended Computation Period, (iv) the board of directors of any entity proposed to be acquired has not announced that it will oppose such Acquisition and has not commenced any litigation which alleges that such Acquisition violates, or will violate, any Requirement of Law or any Contractual Obligation of such entity,
(v) the cash portion of the consideration paid by the Company and/or any Subsidiary for such Acquisition will not exceed the product of 6 multiplied by the EBITDA of the Person or business being acquired in such proposed Acquisition, and (vi) if the cash portion of the consideration paid by the Company and/or any Subsidiary for such Acquisition exceeds $10,000,000, (A) the Company shall have delivered to the

Administrative Agent a certificate setting forth calculations demonstrating compliance with the requirements set forth in CLAUSE (iii) above and (B) the Required Lenders shall have approved such Acquisition in writing;

          (i) loans and advances to employees to permit the exercise of stock options in an amount not exceeding $250,000 at any time; PROVIDED that, immediately before and after giving effect to each such loan or advance, no Event of Default or Unmatured Event of Default shall have occurred and be continuing; and

          (j) other investments in an aggregate amount not exceeding $1,000,000 during the term of this Agreement (with all such investments valued at the time of investment at the cash amount thereof, if in cash, the fair market value thereof as determined by the board of directors of the Company, if in property, and at the maximum amount thereof if in Contingent Obligations).

8.5 LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a) Indebtedness incurred pursuant to this Agreement and the Guaranty;

(b)                  Subordinated Debt;

(c) Indebtedness consisting of Contingent Obligations permitted pursuant to SECTION 8.8;

(d) Indebtedness of Subsidiaries to the Company or Wholly-Owned Subsidiaries and of the Company to any Subsidiary;

(e)                  Indebtedness secured by Liens permitted by SUBSECTIONS
8.1(i), (j) and (l);

(f) Indebtedness incurred in connection with leases permitted pursuant to SECTION 8.10;

(g) Indebtedness of the Company or any Subsidiary of the Company in connection with guaranties resulting from endorsement of negotiable instruments in the ordinary course of business;

(h) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or in connection with judgments that do not result in an Unmatured Event of Default or an Event of Default;

          (i) extensions, renewals and replacements of Indebtedness referred to in clauses (a) through (h) above; PROVIDED that no such Indebtedness shall be refinanced, renewed or replaced for a principal amount in excess of the then existing commitment amount of the Indebtedness which is the subject of such extension, renewal or replacement, plus the amount of any prepayment penalties or other fees or expenses incurred in connection with the consummation of such transaction; and

          (j) other Indebtedness in an aggregate amount not at any time exceeding $1,000,000.

     8.6 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of the Company (other than a Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate of the Company.

     8.7 USE OF PROCEEDS. The Company shall not, and shall not permit any Subsidiary to, use any portion of the proceeds of any Loan or any Letter of Credit, directly or indirectly, to purchase or carry Margin Stock, to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, to extend credit for the purpose of purchasing or carrying any Margin Stock or acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

     8.8 CONTINGENT OBLIGATIONS. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligation except:

     (a) endorsements for collection or deposit in the ordinary course of business;

     (b)            Permitted Swap Obligations incurred by the Company;

     (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Effective Date and listed in SCHEDULE 8.8;

     (d) Guaranty Obligations by the Company relating to Indebtedness of Wholly-Owned Subsidiaries which is permitted hereunder; and

     (e)            Contingent Obligations arising under the Loan Documents.

     8.9 CHANGE IN BUSINESS. The Company shall not, and shall not permit any Subsidiary to, engage in any business other than those lines of business carried on by the Company and its Subsidiaries on the date hereof, any business or activities that are substantially similar, related or incidental thereto and reasonable extensions of product lines of the Company in existence on the date hereof.

     8.10 LEASE OBLIGATIONS. The Company shall not, and shall not permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

     (a) leases of the Company and its Subsidiaries in existence on the Effective Date and any renewal, extension or refinancing thereof;

     (b) operating leases entered into by the Company or any Subsidiary after the Effective Date in the ordinary course of business; and

     (c) capital leases entered into by the Company to finance the acquisition of equipment; PROVIDED that no Event of Default or Unmatured Event of Default exists or will result therefrom.

     8.11 MAXIMUM LEVERAGE RATIO. The Company will not at any time permit the Leverage Ratio to be greater than 2.0 to 1.


     8.12 MINIMUM TANGIBLE NET WORTH. The Company will not at any time permit Tangible Net Worth to be less than the sum of (a) $18,458,000 PLUS (b) 60% of the total Consolidated Net Income for each fiscal quarter ending after the Effective Date (PROVIDED that if Consolidated Net Income is less than zero for any fiscal quarter, for purposes of this SECTION 8.12 Consolidated Net Income for such fiscal quarter will be deemed to be zero) PLUS (c) 100% of the net proceeds of any equity contributed to or issued by the Company or any of its Subsidiaries (on a consolidated basis) after the Effective Date.

     8.13 MINIMUM FIXED CHARGE COVERAGE RATIO. The Company shall not permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than (i) 2.5 to 1 as of the end of the fiscal quarters ending March 31, 1998, June 30, 1998, September 30, 1998 and December 31, 1998 and (ii) 2.75 to 1 as of the end of any fiscal quarter ending thereafter.

     8.14 MINIMUM CONSOLIDATED NET INCOME. The Company shall not permit Consolidated Net Income to be less than zero for any fiscal quarter.

     8.15 CAPITAL EXPENDITURES. The Company will not permit the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries in any fiscal year to exceed the lesser of (i) the product of 1.5 times the amount of pro forma consolidated depreciation and amortization (including goodwill) of the Company and its Subsidiaries for the prior fiscal year (assuming any Subsidiary acquired during such prior fiscal year had been a Subsidiary for such entire fiscal year) or (ii) 50% of the Company's EBITDA for the prior fiscal year.

     8.16 MAXIMUM CUSTOMER CONCENTRATION. The Company shall not permit any Customer (as defined below) of the Company and/or its Subsidiaries to be responsible for more than 20% of the aggregate revenues of the Company and its Subsidiaries in any fiscal quarter. For purposes of the foregoing, "Customer" means any Person which is a customer of the Company or any Subsidiary and all Affiliates of such Person.

       8.17 RESTRICTED PAYMENTS. The Company shall not, and shall not permit any Subsidiary to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding (any of the foregoing, a "Distribution"), or (ii) make any redemption, prepayment, defeasance, purchase or repurchase of any Subordinated Debt except that:

       (a) any Subsidiary may declare and pay dividends to the Company or a Wholly-Owned Subsidiary;

       (b) the Company may declare and make dividend payments or other distributions payable solely in stock of the Company including the issuance of common stock of the Company upon the exercise of stock options by employees of the Company; and

       (c) Mid-Continent Agencies of Kentucky, Inc. and Mid-Continent Agencies of New York, Inc. may repurchase stock issued to certain employees pursuant to the terms of certain employment contracts existing on the Effective Date in an aggregate amount not to exceed $250,000; PROVIDED, HOWEVER, if any Event of Default or Unmatured Event of Default exists or would result from such purchase, any consideration paid by the applicable Subsidiary to repurchase stock pursuant to this CLAUSE (c) must be in the form of a promissory note to the extent permitted under the applicable employment contract.

       8.18 ERISA. The Company shall not, and shall not permit any of its ERISA Affiliates to: engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in liability of the Company in an aggregate amount in excess of $1,000,000 at any time; or engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

       8.19 LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any real or personal property, which property is or has been sold or transferred by the Company or any Subsidiary to such Person in contemplation of taking back a lease thereof.

       8.20 INCONSISTENT AGREEMENTS. The Company will not, and will not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of their respective obligations hereunder or under any other Loan Document.

       8.21 WORKING CAPITAL LOANS. The Company will not at any time permit, on a consolidated basis, more than $6,000,000 of the aggregate Borrowings outstanding to be used for working capital and/or general corporate purposes, as opposed to Acquisitions (it being understood that the payoff of any working capital and/or general corporate purpose loan facility by the Company or any of its Subsidiaries in connection with an Acquisition permitted under this Agreement shall not be included in the aggregate Borrowings outstanding used for working capital and/or general corporate purposes calculated under this SECTION 8.21).

                                   I. ARTICLE

                                EVENTS OF DEFAULT
                                -----------------

       9.1 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

       (a) NON-PAYMENT. The Company fails to pay, when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or, within three Business Days after the same becomes due, any amount of interest or any fees or other amounts payable hereunder or under any other Loan Document.

       (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company or any Subsidiary made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary or any Responsible Officer furnished at any time under this Agreement or any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made.

       (c) SPECIFIC DEFAULTS. The Company fails to perform or observe any term, covenant or agreement contained in any of SECTION 7.3 or ARTICLE VIII.

       (d) OTHER DEFAULTS. The Company or any Guarantor party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of the date upon which a Responsible Officer knew or reasonably should have known of such failure or the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender.

       (e) CROSS-DEFAULT. The Company or any Guarantor fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise but subject to any applicable grace period) or fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable, or cash collateral in respect thereof to be demanded.

               (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Company or any Subsidiary (other than a Dormant Subsidiary): ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; voluntarily ceases to conduct its business in the ordinary course; commences any Insolvency Proceeding with respect to itself; or takes any action to effectuate or authorize any of the foregoing.

               (g) INVOLUNTARY PROCEEDINGS. Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary (other than a Dormant Subsidiary), or any writ, judgment, warrant of attachment, warrant of execution or similar process is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, warrant of execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; the Company or any Subsidiary (other than a Dormant Subsidiary) admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or the Company or any Subsidiary (other than a Dormant Subsidiary) acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business.

               (h) ERISA. One or more ERISA Events shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000; a contribution failure shall have occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $1,000,000; or the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, one or more installment payments with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which results in an aggregate withdrawal liability in excess of $1,000,000.

               (i) MONETARY JUDGMENTS. One or more judgments, orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), as to any single or related series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain undischarged, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof, or the Company or any Subsidiary shall enter into any agreement to settle or compromise any pending or threatened litigation (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage), as to any single or related series of claims, involving payment by the Company or any Subsidiary of $1,000,000 or more.

               (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which has or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

               (k)    CHANGE OF CONTROL.  Any Change of Control occurs.

               (l) GUARANTOR DEFAULTS. The Guaranty shall cease to be in full force and effect with respect to any Guarantor (other than as expressly permitted hereunder), any Guarantor shall fail to comply with or to perform any applicable provision of the Guaranty, or any Guarantor (or any Person acting by, through or on behalf of such Guarantor) shall contest in any manner the validity, binding nature or enforceability of the Guaranty with respect to such Guarantor.

               (m) COLLATERAL DOCUMENTS, ETC. After the Collateralization Date, any Collateral Document shall cease to be in full force and effect with respect to the Company or any Guarantor (other than as expressly permitted hereunder), the Company or any Guarantor shall fail to comply with or to perform any applicable provision of any Collateral Document, or the Company or any Guarantor (or any Person acting by, through or on behalf of the Company or any Guarantor) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

          9.2    REMEDIES. If any Event of Default occurs, the
Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders do any or all of the following:

               (a) declare the commitment of each Lender to make Loans and any obligation of the Issuing Lender to Issue Letters of Credit to be terminated, whereupon such commitments and obligations shall be terminated;

               (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letter of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any Event of Default specified in SUBSECTION 9.1(f) or (g), the obligation of each Lender to make Loans and the obligation of the Issuing Lender to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, the Issuing Lender or any other Lender.


9.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   I. ARTICLE

                            THE ADMINISTRATIVE AGENT

10.1                APPOINTMENT AND AUTHORIZATION.

(a) Each Lender hereby irrevocably (subject to SECTION 10.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligation arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the

Required Lenders to act for the Issuing Lender with respect thereto; PROVIDED, HOWEVER, that the Issuing Lender shall have all of the benefits and immunities provided to the Administrative Agent in this ARTICLE X with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the applications and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this ARTICLE X, included the Issuing Lender with respect to such acts or omissions and as additionally provided in this Agreement with respect to the Issuing Lender.

10.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

10.3 LIABILITY OF ADMINISTRATIVE AGENT. None of the Agent-Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the existence, creation, validity, attachment, perfection, enforceability, value or sufficiency of any collateral security for the Obligations or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

10.4 RELIANCE BY ADMINISTRATIVE AGENT. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

(b) For purposes of determining compliance with the conditions specified in SECTIONS 5.1 and 5.2, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

10.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with ARTICLE IX; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

10.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

10.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent and the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Administrative Agent or any Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

10.8 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliates) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA and any Affiliate thereof shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though BofA were not the Administrative Agent.

10.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at the request of the Required Lenders (and with the consent of the Company so long as no Event of Default or Unmatured Event of Default has occurred and is continuing) shall, resign as Administrative Agent upon 30 days' notice to the Lenders and the Company. If the Administrative Agent resigns under this Agreement, the Required Lenders shall have the right, with the consent of the Company so long as no Event of Default or Unmatured Event of Default has occurred and is continuing (which consent shall not be unreasonably withheld or delayed), to appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE X and SECTIONS
11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Administrative Agent at the request of the Required Lenders unless BofA and any Affiliate thereof acting as the Issuing Lender hereunder shall also simultaneously be replaced as the Issuing Lender pursuant to documentation in form and substance reasonably satisfactory to BofA (and, if applicable, such Affiliate).

10.10 WITHHOLDING TAX. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Section 1441 or 1442 of the Code, such Lender shall deliver to the Administrative Agent and the
Company:

(i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

(ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9;

(iii)          if such Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224, such Lender shall deliver (A) a certificate substantially in the form of EXHIBIT L and (B) two properly completed and signed copies of Internal Revenue Service Form W-8 certifying that such Lender is entitled to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and any Note; and

(iv) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Each such Lender agrees to promptly notify the Administrative Agent and the Company of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Administrative Agent and the Company of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Administrative Agent and the Company will treat such Lender's IRS Form 1001 as no longer valid.

(c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent and the Company sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent or the Company, as the case may be, may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by SUBSECTION (a) of this Section are not timely delivered to the Administrative Agent, or the Company, as the case may be, then the Administrative Agent or the Company, as the case may be, may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax without deduction.

(e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent or the Company did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent or the Company of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent or the Company, as the case may be, fully for all amounts paid, directly or indirectly, by the Administrative Agent or the Company, as the case may be, as Tax or otherwise, including penalties and interest, and including any Taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent or the Company, as the case may be, under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

(f) If any Lender claims exemption from, or reduction of, withholding tax under the Code by providing IRS Form W-8 and a certificate in the form of EXHIBIT L and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Administrative Agent and the Company of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Administrative Agent and the Company will treat such Lender's IRS Form W-8 and certificate in the form of EXHIBIT L as no longer valid.

10.11          COLLATERAL, GUARANTY MATTERS

(a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral granted pursuant to the Collateral Documents.

(b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any collateral: (i) upon termination of the Commitments and payment in full of all Loans and all other obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness thereby has been paid in full; or
(vi) if approved, authorized or ratified in writing by the Required Lenders or, if required by SECTION 11.1(f), all the Lenders. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of collateral pursuant to this SUBSECTION 10.11(b).

(c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Company or any Subsidiary) that any security interest in real property collateral received by a Lender in connection with the extension of any loan or financial commitment between such Lender and the Company or any of its Affiliates and not related to the transactions contemplated hereby shall not constitute collateral for the Company's obligations under this Agreement or any other Loan Document.

          (d) The Administrative Agent is authorized on behalf of all the Lenders, without the need to provide notice to or obtain consent from the Lenders, from time to time to release any Guarantor from its obligations under the Guaranty upon the sale, merger, liquidation or dissolution of such Guarantor in accordance with the provisions of this Agreement.

                                  I.  ARTICLE

                                  MISCELLANEOUS
                                  -------------

11.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and the Company and acknowledged by the Administrative Agent, and then any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that no such amendment, waiver or consent:

(a) shall increase or extend any Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 9.2) without the written consent of such Lender;

(b) shall postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal of or interest on any Loan without the written consent of the Lender holding such Loan;

(c) shall reduce the principal of, or the rate of interest specified herein on, any Loan without the written consent of the Lender holding such Loan;

(d) shall reduce any fees payable hereunder or under any other Loan Document, or postpone or delay any date fixed by this Agreement or any other Loan Document for the payment of fees or any other amounts due to any Lender hereunder or under any other Loan Document, without the written consent of the Person to whom such fee or other amount is to be paid;

(e) shall change the Percentage of the Lenders which is required for any waiver, amendment or consent hereunder, or amend the definition of "Required Lenders", without the written consent of all Lenders;

(f) shall release the Guaranty or any Guarantor or, after a Collateralization Date (other than pursuant to SECTION 7.13(e) of this Agreement), release all or substantially all of the collateral securing the Obligations, in each case without the written consent of all Lenders;

(g)                  shall amend or waive any provision of this Section or
SECTION 2.15, or any other provision herein providing for consent or other action by all Lenders, without the written consent of all Lenders;

(h) shall, unless in writing and signed by the Issuing Lender in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Issuing Lender under this Agreement or any L/C-Related Document; or

(i) shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

11.2 NOTICES. (a) All notices, requests and other communications hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 11.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered to the address or facsimile number specified for notices on
SCHEDULE 11.2 or (x) in the case of the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties and (y) in the case of any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

(b) All such notices, requests and communications shall, if transmitted by overnight delivery, or faxed, be effective when delivered, or transmitted in legible form by facsimile machine, respectively, or if mailed, on the third Business Day after the date deposited into the U.S. mail; except that notices to the Administrative Agent pursuant to ARTICLE II, III or X shall not be effective until actually received by the Administrative Agent, and notices pursuant to ARTICLE III to the Issuing Lender shall not be effective until actually received by the Issuing Lender.

(c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure of the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11.4                COSTS AND EXPENSES. The Company shall:

(a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Administrative Agent and its Affiliates (including the Arranger) within five Business Days after demand (subject to SUBSECTION 5.1(e)) for all reasonable and documented costs and expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other document prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by the Administrative Agent and the Arranger with respect thereto; and

(b) pay or reimburse the Administrative Agent and each Lender within five Business Days after demand (subject to SUBSECTION 5.1(e)) for all reasonable and documented costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement or preservation of any right or remedy under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans and including in any Insolvency Proceeding or appellate proceeding).

11.5 COMPANY INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding or any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Company or any of its Subsidiaries of any Hazardous Material) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations. Each Agent-Related Person and each Lender agrees that if any investigation, litigation or proceeding is asserted or threatened in writing or instituted against it or any other Indemnified Person, or any remedial, removal or response action is requested of it or any other Indemnified Party, for which such Agent-Related Person or such Lender may desire indemnity or defense hereunder, such Agent-Related Person or such Lender shall notify the Company in writing of such event; PROVIDED that failure to so notify the Company shall not affect the right of any Agent-Related Person or Lender to seek indemnification under this Section.

11.6 PAYMENTS SET ASIDE. To the extent that the Company makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee or receiver, or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

11.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

11.8 ASSIGNMENTS, PARTICIPATIONS, ETC. (a) Any Lender may, with the written consent of the Company (at all times other than during the existence of an Event of Default), the Administrative Agent and the Issuing Lender, which consents shall not be unreasonably withheld or delayed, at any time assign and delegate to one or more Eligible Assignees (PROVIDED that no written consent of the Company, the Administrative Agent or the Issuing Lender shall be required in connection with any assignment and delegation by a Lender to a Person described in CLAUSE (iii) of the definition of Eligible Assignee) (each, an "ASSIGNEE") all, or a ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (or, if less, all of such Lender's remaining rights and obligations hereunder); PROVIDED that (A) the Company, the

Administrative Agent and the Issuing Lender may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee shall have been given to the Company and the Administrative Agent by such Lender and the Assignee, (ii) such Lender and the Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of EXHIBIT K (an "ASSIGNMENT AND ACCEPTANCE") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or the Assignee shall have paid to the Administrative Agent a processing fee in the amount of $3,500 and (B) the Company shall not, as a result of any assignment by any Lender to any of such Lender's Affiliates, incur any increased liability for Taxes, Other Taxes or Further Taxes pursuant to SECTION 4.1. The Company designates the Administrative Agent as its agent for maintaining a book entry record of ownership identifying the Lenders and the amount of the respective Loans and Notes which they own. The foregoing provisions are intended to comply with the registration requirements in Treasury Regulation Section 5f.103-1 so that the Loans and Notes are considered to be in "registered form" pursuant to such regulation.

         (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has provided its consent, and received the consents of the Issuing Lender and (if applicable) the Company, with respect to an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

         (c) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "PARTICIPANT") participating interests in any Loan, the Commitments of such Lender and the other interests of such Lender (the "ORIGINATING LENDER") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations,
(iii) the Company, the Issuing Lender and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders or the consent of a particular Lender, in each case as described in the PROVISO to SECTION 11.1. In the case of any such participation, the Participant shall be entitled to the benefit of SECTIONS 4.1, 4.3 and 11.5 as though it were also a Lender hereunder (PROVIDED, with respect to SECTIONS 4.1 and 4.3, the Company shall not be required to pay any amount which it would not have been required to pay if no participating interest had been sold), and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, the Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Each Lender may furnish any information concerning the Company and its Subsidiaries in the possession of such Lender from time to time to participants and prospective participants and may furnish information in response to credit inquiries consistent with general banking practice. Each Lender which sells a participation will maintain a book entry record of ownership identifying the Participant(s) and the amount of such participation(s) owned by such Participant(s). Such book entry record of ownership shall be maintained by the Lender as agent for the Company and the Administrative Agent. This provision is intended to comply with the registration requirements in Treasury Regulation Section 5f.103-1 so that the Loans and Notes are considered to be in "registered form" pursuant to such regulation.

        (d) Notwithstanding any other provision of this Agreement, any Lender may at any time create a security interest in, or pledge all or any portion of, its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

        11.9 CONFIDENTIALITY. Each Lender agrees to take, and to cause its Affiliates to take, normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary, or by the Administrative Agent on the Company's or any Subsidiary's behalf, under this Agreement or any other Loan Document, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender or (ii) was or becomes available on a non-confidential basis from a source other than the Company (PROVIDED that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such Lender); PROVIDED, HOWEVER, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority, (B) pursuant to subpoena or other court process, (C) when required to do so in accordance with the provisions of any applicable Requirement of Law, (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent or any Lender or any of their respective Affiliates may be party, (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, (F) to such Lender's independent auditors and other professional advisors, (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder, (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate and (I) to its Affiliates; PROVIDED HOWEVER, that with respect to any disclosure described in CLAUSE (B), (C) or
(D), the applicable Lender shall notify the Company of such disclosure within a sufficient period of time to permit the Company to pursue legal action to prevent or control such disclosure, unless the applicable Lender reasonably determines that such notification or disclosure to the Company is prohibited by any such subpoena, court process, proceeding or other applicable Requirement of Law.

       11.10 SET-OFF. In addition to any right or remedy of the Lenders provided by law, if an Event of Default exists, or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

      11.11 AUTOMATIC DEBITS OF FEES. With respect to any commitment fee, arrangement fee, agency fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Administrative Agent or the Issuing Lender under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

      11.12 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Lender shall notify the Administrative Agent in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

      11.13 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall constitute but one and the same instrument.

      11.14 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such instrument or agreement.

      11.15 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other Loan Document.

      11.16 GOVERNING LAW AND JURISDICTION (a) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH

JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT
RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

      11.17 WAIVER OF JURY TRIAL. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      11.18 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                            COMPASS INTERNATIONAL SERVICES
                                            CORPORATION


                                            By:
                                            Title:


                                            BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION,   as
                                            Administrative Agent


                                            By:
                                            Title:


                                            BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION,  as Issuing
                                            Lender and as a Lender


                                            By:
                                            Title:



                                            FIRST NATIONAL BANK OF MARYLAND


                                            By:
                                            Title:


                                            FLEET NATIONAL BANK


                                            By:
                                            Title:

                                  SCHEDULE 1.1

                                PRICING SCHEDULE


------------------------------------------------------------------------------------------------
                         APPLICABLE           Applicable
                         MARGIN FOR        Margin for Base      Commitment
LEVERAGE RATIO      OFFSHORE RATE LOANS      Rate Loans          Fee Rate          L/C FEE RATE
================================================================================================
    1.50:1                  1.75%                  0.50%              0.45%              1.75%
------------------------------------------------------------------------------------------------
    1.50:1 but              1.50%                  0.25%              0.40%              1.50%
    1.00:1
------------------------------------------------------------------------------------------------
    1.00:1                  1.25%                  0%                 0.35%              1.25%
------------------------------------------------------------------------------------------------


          Initially, the Applicable Margin for Offshore Rate Loans, the Applicable Margin for Base Rate Loans, the Commitment Fee Rate and the L/C Fee Rate shall be 1.25%, 0% , 0.35 % and 1.25%, respectively. The Applicable Margins, the Commitment Fee Rate and the L/C Fee Rate shall be adjusted, to the extent applicable, 45 days (or, in the case of the last fiscal quarter of any fiscal year, 90 days) after the end of each fiscal quarter based on the Leverage Ratio as of the last day of such fiscal quarter; provided that if the Company fails to deliver the financial statements required by SECTION 7.1 by the 45th day (or, if applicable, the 90th day) after any fiscal quarter, the Applicable Margins, the Commitment Fee Rate and the L/C Fee Rate that would apply if the Leverage Ratio were greater than 1.50 to 1 shall apply until such financial statements are delivered.


                                  SCHEDULE 2.1

                           COMMITMENTS AND PERCENTAGES



LENDER                                      COMMITMENT                          PERCENTAGE
------------------------------------------------------------------------------------------
Bank of America National                    $15,000,000                         42.85714286%
Trust and Savings Association

First National Bank of Maryland             $10,000,000                         28.57142857%

Fleet National Bank                         $10,000,000                         28.57142857%

                                            ----------------------------------
                                            $35,000,000                         100%


                                  SCHEDULE 11.2

                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES


COMPASS INTERNATIONAL SERVICES CORPORATION
------------------------------------------

1 Penn Plaza
Suite 4430
New York, New York 10119
Attention: Richard Alston
Telephone: (212) 967-7770
Facsimile: (212) 967-0650


BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION,
------------------------
  as Administrative Agent

Bank of America National Trust
and Savings Association
Agency Management Services #33499
231 South LaSalle Street
Chicago, Illinois 60697
Attention: Dave Johanson
Telephone: (312) 828-7933
Facsimile: (312) 974-9102


BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION,
------------------------
  as a Lender

Domestic and Offshore Lending Office:
231 South LaSalle Street
Chicago, Illinois  60697

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

231 South LaSalle Street
Chicago, Illinois  60697
Attention: Michael A. Brothers
Telephone: (312) 828-6031
Facsimile: (312) 828-1974


Borrowing notices and Notices of Conversion/Continuation:

231 South LaSalle Street
Chicago, Illinois  60697
Attention: Fred Johnson
Telephone: (312) 828-6706
Facsimile: (312) 974-1199

BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION,
------------------------
  as Issuing Lender

Address for Notices:

231 South LaSalle Street
Chicago, Illinois  60697
Attention: Fred Johnson
Telephone: (312) 828-6706
Facsimile: (312) 974-1199



FIRST NATIONAL BANK OF MARYLAND
-------------------------------
Domestic and Offshore Lending Office:
25 South Charles Street
Baltimore, Maryland 21201

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

25 South Charles Street
Suite 1209
Baltimore, Maryland 21201
Attention: Anne E. Quirk
Telephone: (410) 244-4094
Facsimile: (410) 244-4022

Borrowing notices and Notices of Conversion/Continuation:

25 South Charles Street
Suite 1209
Baltimore, Maryland 21201
Attention: Anne E. Quirk
Telephone: (410) 244-4094
Facsimile: (410) 244-4022

FLEET NATIONAL BANK
-------------------
Domestic and Offshore Lending Office:
777 Main Street
Hartford, Connecticut 06115

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

777 Main Street
Hartford, Connecticut 06115
Attention: Jeffrey Kinney
Telephone: (860) 986-2158
Facsimile: (860) 986-3450

Borrowing notices and Notices of Conversion/Continuation:

777 Main Street
Hartford, Connecticut 06115
Attention: Helena Schwalm
Telephone: (860) 986-3916
Facsimile: (860) 986-3918